          Prospectus Supplement to Prospectus Dated February 22, 2000

                      [LOGO OF CAPITAL ONE APPEARS HERE]

                            Capital One Master Trust
                                     Issuer

                                Capital One Bank
                              Seller and Servicer

      $498,000,000 Class A 7.10% Asset Backed Certificates, Series 2000-1
       $51,000,000 Class B 7.30% Asset Backed Certificates, Series 2000-1


---------------------                               Class A              Class B
 You should consider                              certificates         certificates
 carefully the risk                               ------------         ------------
 factors beginning
 on page S-6 in this     Principal amount        $498,000,000         $51,000,000
 prospectus              Certificate rate        7.10% per year       7.30% per year
 supplement and on       Interest paid           Monthly, beginning   Monthly, beginning
 page 6 in the                                   April 17, 2000       April 17, 2000
 prospectus.             Expected final payment
                          date                   February 17, 2003    February 17, 2003
 A certificate is        Legal final maturity    April 17, 2006       April 17, 2006
 not a deposit and       Price to public per
 neither the              certificate            99.569373%           99.586430%
 certificates nor        Underwriting discount
 the underlying           per certificate        0.225%               0.275%
 accounts or             Proceeds to seller per
 receivables are          certificate            99.344373%           99.311430%
 insured or
 guaranteed by the       The total amount of the underwriting discount is
 Federal Deposit         $1,260,750.00 and the total amount of proceeds plus
 Insurance               accrued interest and before deduction of expenses is
 Corporation or any      $545,383,806.84.
 other government
 agency.                 Credit Enhancement--

 The certificates        . The Class B certificates are subordinated to the
 will represent            Class A certificates. Subordination of the Class B
 interests in the          certificates provides credit enhancement for the
 trust only, not           Class A certificates.
 interests in or
 obligations of          . The trust also is issuing a collateral interest
 Capital One Bank or       that is subordinated to both the Class A
 any of its                certificates and the Class B certificates.
 affiliates.               Subordination of the collateral interest provides
                           credit enhancement for both the Class A
 This prospectus           certificates and the Class B certificates.
 supplement may be
 used to offer and
 sell the
 certificates only
 if accompanied by
 the prospectus.
---------------------

This prospectus supplement and the accompanying prospectus relate only to the offering of the Class A certificates and the Class B certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                    Underwriters of the Class A certificates

Credit Suisse First Boston
                 Banc One Capital Markets, Inc.
                                   Morgan Stanley Dean Witter
                                                            Salomon Smith Barney

                    Underwriters of the Class B certificates
Credit Suisse First Boston                                  Salomon Smith Barney

                               February 25, 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

  Capital One Master Trust provides information to you about the certificates in two separate documents: (a) the accompanying prospectus, which provides general information about the Capital One Master Trust and the securities issued by it, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. This prospectus supplement may be used to sell certificates only if accompanied by the prospectus.

  If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

  We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-41 in this document and under the caption "Index of Terms for Prospectus" beginning on page 69 in the accompanying prospectus. The capitalized terms are provided for your convenience, to avoid unnecessary duplication of terms.

                               ----------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY OF TERMS..........................................................  S-1
 The Trust................................................................  S-1
 The Bank.................................................................  S-1
 Offered Securities.......................................................  S-1
  Certificates............................................................  S-1
  Distribution Dates......................................................  S-1
  Interest................................................................  S-1
  Principal...............................................................  S-1
 Collateral Interest......................................................  S-2
 Credit Enhancement.......................................................  S-2
 Other Interests In The Trust.............................................  S-2
  Other Series of Certificates............................................  S-2
  The Seller's Interest...................................................  S-2
 The Receivables..........................................................  S-2
 Collections By The Servicer..............................................  S-3
 Allocations..............................................................  S-3
  To Your Series..........................................................  S-3
  Among Classes...........................................................  S-3
 Application of Collections...............................................  S-3
  Finance Charge Receivables Collections..................................  S-3
  Excess Spread...........................................................  S-3
  Principal Collections...................................................  S-4
 Pay Out Events...........................................................  S-4
 Optional Repurchase......................................................  S-4
 Registration.............................................................  S-5
 Tax Status...............................................................  S-5
 ERISA Considerations.....................................................  S-5
 Certificate Ratings......................................................  S-5
 Exchange Listing.........................................................  S-5
RISK FACTORS..............................................................  S-6
 Credit Enhancement May Not Be Sufficient to Prevent Loss.................  S-6
 Class B Certificates Are Subordinate to the Class A Certificates; Trust
  Assets May Be Diverted From Class B to Pay Class A......................  S-6
INTRODUCTION..............................................................  S-7
MATURITY CONSIDERATIONS...................................................  S-7
THE BANK PORTFOLIO........................................................  S-9
 General..................................................................  S-9
 Delinquency and Loss Experience.......................................... S-10
 Revenue Experience....................................................... S-12
 Payment Rates............................................................ S-13

                                                                            Page
                                                                            ----
THE RECEIVABLES............................................................ S-13
USE OF PROCEEDS............................................................ S-16
THE BANK................................................................... S-16
SERIES PROVISIONS.......................................................... S-16
 Interest Payments......................................................... S-16
 Principal Payments........................................................ S-18
 Subordination............................................................. S-20
 Allocation Percentages.................................................... S-21
 Principal Funding Account................................................. S-24
 Reserve Account........................................................... S-24
 Reallocation of Cash Flows................................................ S-25
 Application of Collections................................................ S-27
  Payment of Interest, Fees and Other Items................................ S-27
  Excess Spread; Excess Finance Charges.................................... S-28
  Payments of Principal.................................................... S-29
 Defaulted Receivables; Investor Charge-Offs............................... S-31
 Shared Principal Collections.............................................. S-32
 Paired Series............................................................. S-32
 Required Principal Balance; Addition of Accounts.......................... S-33
 Pay Out Events............................................................ S-33
 Servicing Compensation and Payment of Expenses............................ S-35
 Series Termination........................................................ S-36
 Federal Income Tax Consequences........................................... S-36
 Reports................................................................... S-36
 Legal Matters............................................................. S-36
ERISA CONSIDERATIONS....................................................... S-37
 General................................................................... S-37
 The Authorization......................................................... S-37
UNDERWRITING............................................................... S-39
INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT................................... S-41
ANNEX I: PREVIOUS ISSUANCES OF CERTIFICATES................................  A-1

                                SUMMARY OF TERMS

This summary highlights selected information and does not contain all of the information that you need to make your investment decision. It also provides general, simplified descriptions of matters that, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the prospectus.

Do not rely upon this summary for a full understanding of the matters you need to consider for any potential investment in the certificates.

To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus.
THE TRUST

The certificates will be issued by Capital One Master Trust, which is a master trust formed in 1993.

The trustee is The Bank of New York.

THE BANK

Capital One Bank sells the receivables to the trust and services them. The bank is a Virginia state-chartered credit card bank. Its principal office currently is located at 11011 West Broad Street, Richmond, Virginia 23060 and its telephone number is (804) 967-1000.

OFFERED SECURITIES

Certificates

Capital One Master Trust is offering:

 . $498,000,000 of Class A certificates; and

 . $51,000,000 of Class B certificates.

In this document, references to certificates include both Class A and Class B.

Only the Class A and Class B certificates are offered by this prospectus supplement and the accompanying prospectus.

Beneficial interests in the certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The certificates are expected to be issued on  March 3, 2000.

Distribution Dates

Distribution dates for the certificates will be April 17, 2000 and, after that, will be the 15th day of each month if the 15th is a business day and, if not, the following business day.

Interest

Interest on the certificates will be paid on each distribution date.

The Class A certificates will bear interest at 7.10% per year.

Interest for the Class A certificates will be calculated as follows:

Principal balance                             1
at end of prior month              X         --          X          7.10%
                                             12

Interest for the Class A certificates for the first distribution date, however, will equal $4,125,100.

The Class B certificates will bear interest at 7.30% per year.

Interest for the Class B certificates will be calculated as follows:

Principal balance                             1
at end of prior month              X         --          X              %
                                             12

Interest for the Class B certificates for the first distribution date, however, will equal $434,350.

Principal

Principal of the certificates is expected to be paid in full on the February 2003 distribution date. We are scheduled to begin accumulating collections of principal receivables for payment to the certificateholders starting on June 1, 2001, but we may begin accumulating at a later date. No principal will be paid to the Class B certificateholders until the Class A certificateholders are paid in full.

The certificates are expected to be paid on the date noted above; however, principal may be paid earlier or later. Certificateholders will not be entitled to any premium for early or late payment of principal. If certain adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the certificates are not paid on the expected final payment date, collections of principal receivables will continue to be used to pay principal on the certificates until the certificates are paid or until April 17, 2006, whichever occurs first. April 17, 2006 is the legal final maturity date for Series 2000-1.

See "Maturity Considerations," "Series Provisions--Allocation Percentages" and "--Principal Payments" in this prospectus supplement.

COLLATERAL INTEREST

At the same time as the certificates are issued, the trust will issue an interest in the assets of the trust known as the collateral interest. The initial amount of the collateral interest is $51,000,000, which represents 8.5% of the initial aggregate principal amount of the certificates plus the collateral interest.

The holder of the collateral interest will have voting and certain other rights as if the collateral interest were a subordinated class of certificates. The collateral interest will be subordinated to both the Class A certificates and the Class B certificates.

The collateral interest is not offered by this prospectus supplement and the accompanying prospectus.

CREDIT ENHANCEMENT


Credit enhancement for the Class A certificates is provided by the subordination of the Class B certificates and the collateral interest.

Credit enhancement for the Class B certificates is provided by the subordination of the collateral interest.

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

See "Series Provisions--Reallocation of Cash Flows," "--Application of Collections" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

OTHER INTERESTS IN THE TRUST

Other Series of Certificates

The trust has issued numerous other series of certificates and expects to issue additional series. A summary of the outstanding series is in "Annex I: Previous Issuances of Certificates" included at the end of this prospectus supplement. Annex I is hereby incorporated into this prospectus supplement by reference. The issuance of future series will occur without prior review or consent by you or any other certificateholder.

The Seller's Interest

The interest in the trust not represented by your series or by any other series is the seller's interest. The seller's interest is owned by the bank. The bank may, however, sell a portion of its interest in the seller's interest. The seller's interest does not provide credit enhancement for your series or any other series.

THE RECEIVABLES

The primary assets of the trust are receivables in MasterCard(R) and VISA(R)/1/ revolving credit card accounts. The receivables consist of principal receivables and finance charge receivables.

The following information is as of January 7, 2000:

 . Receivables in the trust: $12,294,601,473.27

 . Accounts designated to the trust: 10,257,394

The above numbers include receivables that have been or will be added to the trust between January 7, 2000 and the series issuance date.

See "The Receivables" in this prospectus supplement.

--------
/1/MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.

COLLECTIONS BY THE SERVICER

The bank, as servicer, will collect payments on the receivables and will deposit those collections in an account. It will keep track of those collections that are finance charge receivables and those that are principal receivables.

ALLOCATIONS

To Your Series

Each month the bank, as servicer, will allocate collections received among

 . your series;

 . other series outstanding; and

 . the seller's interest in the trust.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the certificates, the invested amount for Series 2000-1 will be $600,000,000.

Among Classes

Amounts allocated to your series will be further allocated among the holders of the Class A certificates, the holders of the Class B certificates and the holder of the collateral interest on the basis of the invested amount of each class. Initially the invested amount of each class will be equal to the original principal amount of such class.

See "Series Provisions--Allocation Percentages" in this prospectus supplement.

You are entitled to receive payments of interest and principal only from collections and other trust assets allocated to your series. The invested amount, which is the primary basis for allocations to your series, is the sum of (a) the Class A invested amount, (b) the Class B invested amount and (c) the collateral invested amount.

If the invested amount of your series declines, amounts allocated and available for payment to your series and to you will be reduced. In addition, for purposes of allocating finance charge collections and amounts that are written off as uncollectible, the allocations to the certificates will be based upon the adjusted invested amount, which will be the invested amount less amounts accumulated in the principal funding account for payment to the certificateholders and the collateral interest holder on the expected final payment date. For a description of the events which may lead to these reductions, see "Series Provisions--Allocation Percentages" and "--Reallocation of Cash Flows" in this prospectus supplement.

APPLICATION OF COLLECTIONS

The following steps describe how the trust allocates and applies collections of finance charge receivables to your series.

Finance Charge Receivables Collections

 . Collections of finance charge receivables allocated to the Class A certificates will be used to pay interest on the Class A certificates, to pay Class A's portion of the servicing fee and to cover Class A's portion of receivables that are written off as uncollectible. Any remaining amount will become excess spread and be applied as described below.

 . Collections of finance charge receivables allocated to the Class B certificates will be used to pay interest on the Class B certificates and to pay Class B's portion of the servicing fee. Any remaining amount will become excess spread and be applied as described below.

 . Collections of finance charge receivables allocated to the collateral interest will be used to pay the collateral interest's portion of the servicing fee and any remaining amount will become excess spread and be applied as described below.

Excess Spread

Each month the trust will distribute the excess spread and your series' share of excess finance charges from other series in the following order of priority:

 . first to make up deficiencies with respect to Class A;

 . then to make up deficiencies with respect to Class B;

 . then to pay interest on the collateral interest and to make up deficiencies with respect to the collateral interest;

 . then, in limited circumstances, to fund a reserve account to cover interest payment shortfalls during the accumulation period;

 . finally to make payments to the holder of the collateral interest.

See "Series Provisions--Application of Collections" in this prospectus supplement.

Principal Collections

The trust will apply your series' share of principal collections each month as follows:

 . First, principal collections allocated to the collateral interest and the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates and the Class B certificates not made from finance charge collections, excess spread or funds in the reserve account.

 . During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will then be treated as shared principal collections and may be available to make principal payments for other series.

 . The accumulation period is scheduled to begin on June 1, 2001, but may begin at a later date. During the accumulation period, principal collections will be deposited in a trust account, up to a controlled deposit amount, for payment to the holders of the Class A certificates, the Class B certificates and the collateral interest on the expected final payment date.

 . If a pay out event (described below) that applies to Series 2000-1 or to all series occurs, the early amortization period will begin. During the early amortization period, principal collections will then be paid first to the Class A certificateholders, then to the Class B certificateholders and then to the collateral interest holder.

 . Any remaining principal collections will be first made available to other series and then paid to the holders of the seller's interest or deposited in the excess funding account.

PAY OUT EVENTS

The documents under which the Series 2000-1 interests will be issued include a list of adverse events known as pay out events. If a pay out event that applies to Series 2000-1 or to all series occurs, the trust will use collections of principal receivables allocated to Series 2000-1 each month to pay principal.

Pay out events may occur if the seller fails to make required payments or deposits, violates other covenants and agreements or makes representations and warranties that are materially incorrect.

The following also are pay out events:

 . The seller does not transfer additional assets to the trust when required;

 . The yield on the trust portfolio less the amount of receivables that are written off as uncollectible allocated to Series 2000-1, each averaged over three months, is less than the weighted average interest rate for Series 2000-1, calculated by taking into account the interest rate for Class A and Class B and the collateral interest, plus the servicing fee rate for Series 2000-1, each averaged over the same three months;

 . Certain defaults of the servicer;

 . The Class A certificates, the Class B certificates and the collateral interest are not paid in full on the expected final payment date;

 . The occurrence of certain events of insolvency or receivership relating to the seller (including any additional seller);

 . The seller is unable to transfer receivables to the trust as required under the pooling and servicing agreement; or

 . The trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of the pay out events, see "Series Provisions-- Pay Out Events" in this prospectus supplement. In addition, see "Description of the Certificates--Pay Out Events" in the accompanying prospectus.

OPTIONAL REPURCHASE

The bank has the option to repurchase your certificates when the invested amount for your series has been reduced to 5% or less of the initial invested amount. See "Risk Factors--Optional Repurchase May Result in an Early Return of Principal and a Reinvestment Risk" in the accompanying prospectus.

REGISTRATION

The certificates will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive certificate representing your interest. See "The Pooling Agreement Generally--Definitive Certificates" in the accompanying prospectus.

You may elect to hold your certificates through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System in Europe. See "The Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates" in the accompanying prospectus.

TAX STATUS

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the bank, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a certificate, you will agree to treat your certificates as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company investing assets of its general account.

CERTIFICATE RATINGS

The Class A certificates are required to be rated in the highest rating category by at least one nationally recognized rating organization and the Class B certificates are required to be rated in one of the three highest rating categories by at least one nationally recognized rating organization. See "Prospectus Summary--Certificate Ratings" and "Risk Factors--Credit Ratings Assigned to Your Certificates are Limited in Nature" in the accompanying prospectus.

EXCHANGE LISTING

We will apply to list the certificates on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.

                                  RISK FACTORS

  In the accompanying prospectus you will find a section called "Risk Factors." The information in that section applies to all series, including yours. The information in this section applies more specifically to your series.

  Please carefully read the "Risk Factors" section in the accompanying prospectus and the risk factors discussed below before deciding whether to purchase any of the certificates.

Credit Enhancement May Not
Be Sufficient to Prevent
Loss Credit enhancement for the Class A certificates is provided through the subordination of the Class B certificates and the collateral interest. However, such credit enhancement is limited. The only sources of payment for your certificates are the assets of the trust allocated to your series. If problems develop with the receivables, such as an increase in losses on the receivables, or there are problems in the collection and transfer of the receivables to the trust, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive.

                               See "Series Provisions--Allocation Percentages" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

Class B Certificates Are
Subordinate to the Class A
Certificates; Trust Assets
May Be Diverted From Class B
to Pay Class A
                               If you purchase a Class B certificate, your right to receive principal payments is subordinated to the payment in full of the Class A certificates. No principal will be paid to you until the full amount of principal has been paid or accumulated for payment on the Class A certificates. In addition, if Class A's share of collections of finance charge receivables allocated to Series 2000-1, excess spread and the collateral interest's share of principal collections are insufficient to make all required payments for the Class A certificates, collections of principal receivables allocated to Class B may be diverted to Class A. Also, if Class A's share of losses on the receivables exceeds collections and credit enhancement available to cover those losses and the collateral interest amount is reduced to zero, the Class B invested amount may be reduced to avoid reducing the Class A invested amount. If this occurs, the Class B invested amount and future allocations to Class B would be reduced. Accordingly, you may receive payments of interest or principal later than you expect or you may not receive the full amount of principal and interest due to you.

                               See "Series Provisions--Reallocation of Cash
                               Flows" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

                                  INTRODUCTION

  The following provisions of this Prospectus Supplement contain more detailed information concerning the asset backed certificates offered by this Prospectus Supplement and the accompanying Prospectus. The certificates will be issued by Capital One Master Trust (the "Trust") pursuant to a pooling and servicing agreement, dated as of September 30, 1993 (as amended, the "Pooling Agreement"), originally between a predecessor in interest to Capital One Bank (the "Bank"), as Seller and Servicer, and The Bank of New York, as trustee (the "Trustee").

  The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving accounts (the "Accounts"), collections thereon and certain other property as more fully described herein.

  The Trust will issue $498,000,000 of its Class A 7.10% Asset Backed Certificates, Series 2000-1 (the "Class A Certificates"), $51,000,000 of its Class B 7.30% Asset Backed Certificates, Series 2000-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates") and $51,000,000 of its Collateral Interest, Series 2000-1 (the "Collateral Interest" and, together with the Investor Certificates, the "Series 2000-1 Interests").

  The Series 2000-1 Interests will be issued pursuant to the Pooling Agreement, together with the Series 2000-1 Supplement to the Pooling Agreement (the "Series 2000-1 Supplement").

  The Series 2000-1 Interests will be the thirtieth Series issued by the Trust and the nineteenth Series outstanding, as of the Series Issuance Date, included in a group of Series ("Group One") issued by the Trust from time to time. See "Annex I: Previous Issuances of Certificates." Annex I is incorporated into this Prospectus Supplement by reference.

  The Investor Certificates offered by this Prospectus Supplement and the accompanying Prospectus are investment grade asset backed securities within the meaning of the Securities Act of 1933, as amended (the "Act") and the rules promulgated thereunder.

                            MATURITY CONSIDERATIONS

  The Pooling Agreement and the Series 2000-1 Supplement provide that the holders of the Class A Certificates (the "Class A Certificateholders"), the holders of the Class B Certificates (the "Class B Certificateholders" and, together with the Class A Certificateholders, the "Investor Certificateholders") and the holder of the Collateral Interest (the "Collateral Interest Holder" and, together with the Investor Certificateholders, the "Series 2000-1 Holders") will not receive payments of principal until the February 2003 Distribution Date (the "Expected Final Payment Date"), or earlier if a Pay Out Event occurs. Class A Certificateholders will receive payments of principal on each Distribution Date following the Monthly Period in which a Pay Out Event occurs (each such Distribution Date, a "Special Payment Date") until the earliest to occur of (i) the date on which the Class A Invested Amount has been paid in full, (ii) April 17, 2006 (the "Series 2000-1 Termination Date" or the "Termination Date") or (iii) the Trust Termination Date. After the payment of the Class A Invested Amount in full, the Class B Certificateholders will receive payments of principal on each Distribution Date until the earliest to occur of (i) the date on which the Class B Invested Amount has been paid in full, (ii) the Series 2000-1 Termination Date or (iii) the Trust Termination Date. After payment of the Class B Invested Amount in full, the Collateral Interest Holder will receive payments of principal on each Distribution Date until the earliest to occur of (i) the date on which the Collateral Invested Amount has been paid in full, (ii) the Series 2000-1 Termination Date or (iii) the Trust Termination Date.

  On each Distribution Date during the accumulation period (the "Accumulation Period"), amounts equal to the least of (a) Available Investor Principal Collections (see "Series Provisions--Principal Payments" in this Prospectus Supplement) for the related Monthly Period on deposit in the Collection Account, (b) the applicable

Controlled Deposit Amount, which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and any applicable Deficit Controlled Accumulation Amount and (c) the Adjusted Invested Amount will be deposited in the principal funding account held by the Trustee (the "Principal Funding Account") until the Principal Funding Account Balance is equal to the Invested Amount or, if earlier, the Expected Final Payment Date. See "Series Provisions--Principal Payments" in this Prospectus Supplement for a discussion of circumstances under which the start of the Accumulation Period may be delayed.

  The Bank may, at or after the time at which the Accumulation Period begins, cause another Series issued or to be issued by the Trust (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) to be a Paired Series with Series 2000-1 to be used to finance the increase in the Seller's Interest caused by the accumulation of principal in the Principal Funding Account for Series 2000-1. Although no assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, the outstanding principal amount of such other Series may vary from time to time (whether or not a Pay Out Event occurs with respect to Series 2000-1), and the interest rate with respect to certificates of such other Series may be established on its date of issuance and may be reset periodically. Further, since the terms of the Investor Certificates will vary from the terms of such other Series, the Pay Out Events for such other Series may vary from the Pay Out Events for Series 2000-1 and may include Pay Out Events that are unrelated to the status of the Bank or the Receivables, such as Pay Out Events related to the continued availability and rating of certain providers of Series Enhancement to such other Series. If a Pay Out Event does occur for any such Paired Series prior to the payment in full of the Series 2000-1 Interests, the Principal Allocation Percentage could be reduced and the final payment of principal to the Series 2000-1 Holders could be delayed.

  Should a Pay Out Event occur with respect to Series 2000-1, on the first Special Payment Date with respect to the Early Amortization Period, any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders and, after the Class A Invested Amount has been paid in full, the Class B Certificateholders and, after the Class B Invested Amount has been paid in full, the Collateral Interest Holder. In addition, to the extent that the Class A Invested Amount has not been paid in full, the Class A Certificateholders will be entitled on each Special Payment Date to payments of principal equal to the Available Investor Principal Collections until the earliest of (i) the date on which the Class A Invested Amount has been paid in full, (ii) the Series 2000-1 Termination Date or (iii) the Trust Termination Date. After the Class A Invested Amount has been paid in full and if neither the Series 2000-1 Termination Date nor the Trust Termination Date has occurred, Available Investor Principal Collections will be paid to the Class B Certificateholders on each Special Payment Date until the earliest of (i) the date on which the Class B Invested Amount has been paid in full, (ii) the Series 2000-1 Termination Date or (iii) the Trust Termination Date. After the Class B Invested Amount has been paid in full and if neither the Series 2000-1 Termination Date nor the Trust Termination Date has occurred, Available Investor Principal Collections will be paid to the Collateral Interest Holder on each Special Payment Date until the earliest of (i) the date the Collateral Invested Amount is paid in full, (ii) the Series 2000-1 Termination Date or
(iii) the Trust Termination Date. Additionally, should a Pay Out Event occur with respect to Series 2000-1 and the Early Amortization Period begins, any amount on deposit in the Excess Funding Account will be released and treated as Shared Principal Collections and Excess Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series entitled to the benefits of Shared Principal Collections or Excess Shared Principal Collections. See "Description of the Certificates--Pay Out Events" in the accompanying Prospectus and "Series Provisions--Pay Out Events" in this Prospectus Supplement.

  The ability of Series 2000-1 Holders to receive payments of principal on the Expected Final Payment Date depends on the payment rates on the Receivables, the amount of outstanding Receivables, the delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary because, among other things, accountholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and to changes in any terms and conditions of the account. See the "Accountholder Monthly Payment Rates for the Bank Portfolio" table under "The Bank Portfolio" in this Prospectus Supplement. The Bank cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Series 2000-1 Interests or whether the terms of any previously or subsequently issued Series might have an impact on the amount or timing of any such payment of principal. A significant amount of receivables originated by the Bank was attributable to customers who, attracted by the low introductory rates, transferred balances from competing card issuers. Accounts in the Bank's low introductory rate portfolio that reprice are subject to a significant risk of attrition, because accountholders that were initially attracted by the Bank's low introductory rates may determine to switch accounts or transfer account balances to lower price products offered by competing card issuers. See "Risk Factors--Ability to Continue the Trust Will Be Dependent Upon the Ability to Generate New Receivables" and "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in the accompanying Prospectus.

  In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the product mix of the Trust Portfolio, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Series 2000-1 Holders could expect to receive payments of principal during the Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Accumulation Period, will be similar to the historical experience set forth in the "Accountholder Monthly Payment Rates for the Bank Portfolio" table under "The Bank Portfolio." As described under "Series Provisions--Principal Payments," the Bank may shorten the Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Invested Amount on the Expected Final Payment Date.

  The Trust, as a master trust, has previously issued twenty-nine Series, eighteen of which are still outstanding, and may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Series 2000-1 Holders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A Certificates, the Class B Certificates and the Collateral Interest could be significantly reduced.

  Due to the reasons set forth above, and the fact that the payment experience for the more recently originated accounts in the Bank Portfolio (from which the Accounts included in the Trust Portfolio have been selected) is limited (see "The Bank Portfolio" in this Prospectus Supplement), there can be no assurance that deposits in the Principal Funding Account will be made in accordance with the Controlled Accumulation Amount or that the actual number of months elapsed from the date of issuance of the Class A Certificates, the Class B Certificates and the Collateral Interest to their final Distribution Date will equal the expected number of months. See "Risk Factors--Ability to Continue the Trust Will Be Dependent Upon the Ability to Generate New Receivables" in the accompanying Prospectus.

                               THE BANK PORTFOLIO

General

  The Accounts included in the Trust as of July 30, 1993 (the "Trust Cut-Off Date") and subsequent Additional Cut-Off Dates (the "Trust Portfolio") were selected from the Bank Portfolio based on the eligibility criteria specified in the Pooling Agreement. The Trust Portfolio is comprised of the majority of Eligible Receivables in the Bank Portfolio as of March 1, 2000 (the "Series Cut-Off Date"). The Trust Portfolio also includes certain charged-off accounts with zero balances (the "Zero Balance Accounts"), the recoveries on which will be treated as collections of Finance Charge Receivables. The Bank plans to continue to add Zero Balance Accounts to the Trust from time to time. See "The Accounts," "The Pooling Agreement Generally--Conveyance of Receivables" and "-- Representations and Warranties" in the accompanying Prospectus.

  The Bank Portfolio is primarily comprised of accounts originated by the Bank from 1992 to 2000, regardless of whether such accounts meet the eligibility requirements specified in the Pooling Agreement. Although such accounts were not originated using identical underwriting criteria, the receivables arising under such accounts are assessed finance charges having the following pricing characteristics. The annual percentage rate on such receivables is either a relatively low introductory rate converting to a higher rate at the end of an introductory period, a low fixed rate of generally 9% to 13% or a non-introductory rate generally ranging between approximately 13% and 25%. Low introductory rates generally range from approximately 0% to 10% for introductory periods of 6 to 18 months after which the rate converts to an annual percentage rate generally between approximately 9% and 17%. The annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Non-introductory rate products (excluding the low fixed-rate products) are more customized products and generally include secured cards, affinity and joint account cards, college student cards and other cards targeted to certain other market segments. Historically, these non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher margins (including fees) and, in some cases, higher delinquencies and credit losses than the Bank's traditional low introductory rate products. The number of low fixed-rate products and non-introductory rate products in the Bank Portfolio has been increasing, and as the number of these accounts increases and as such accounts season, the characteristics of these accounts as described in the preceding sentence will have a more significant effect on the Bank Portfolio. Receivables added to the Trust have and will include such low fixed-rate and non-introductory rate credit card receivables, which at the date of the initial issuance of the Investor Certificates (the "Series Issuance Date") constitute, and at any given time thereafter may constitute, a material portion of the Trust Portfolio. See "Risk Factors--The Laws Relating to Insolvency and the Perfection of Security Interests Involve Discretion and Uncertainty and May Result in Other Interests Having Priority Over Your Certificates," "The Bank's Credit Card and Consumer Lending Business--Underwriting Procedures" and "Certain Legal Aspects of the Receivables--Transfer of Receivables" in the accompanying Prospectus.

  In the fourth quarter of 1997, the Bank adopted a more conservative accounting methodology for charge-offs and made an adjustment to its recognition of finance charges and fee income. The Bank modified its methodology for charging off credit card loans (net of any collateral) to 180 days past-due, from the prior practice of charging off loans during the billing cycle after 180 days past-due. This resulted in adjustments to delinquencies and losses, as well as a reduction in revenue as a result of a reversal of previously accrued finance charges and fee income. In addition, the Bank also began recognizing the estimated uncollectible portion of finance charges and fee income receivables, which resulted in a decrease in loans and a corresponding decrease in revenue. The 1997 impact of these adjustments is shown as a footnote in the tables that follow.

Delinquency and Loss Experience

  Because new accounts usually initially exhibit lower delinquency rates and credit losses, the growth of the Bank Portfolio from approximately $1.985 billion at year end 1992, to approximately $16.760 billion as of the end of December 1999 has had the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, it is expected that the charge-off rates and delinquencies will increase over time. The Bank's delinquency and net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the Bank's accounts, the success of the Bank's collection efforts, the product mix of the portfolio and general economic conditions.

  The following tables set forth the delinquency and loss experience for the Bank Portfolio for each of the periods shown. The Bank Portfolio includes groups of accounts each created in connection with a particular solicitation, which may, when taken individually, have delinquency and loss characteristics different from those of the overall Bank Portfolio. As of January 7, 2000, the Trust Portfolio represented approximately 46% and 73% of the Bank Portfolio by accounts and receivables outstanding, respectively. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency and loss experience for the Receivables is different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Receivables will be similar to the historical experience set forth below for the Bank Portfolio.

           Delinquencies as a Percentage of the Bank Portfolio(1)(2)
                             (Dollars in Thousands)

                                                    At Year End
                         -----------------------------------------------------------------
                                 1999                  1998                 1997(3)
                         --------------------- --------------------- ---------------------
Number of Days           Delinquent            Delinquent            Delinquent
Delinquent                 Amount   Percentage   Amount   Percentage   Amount   Percentage
--------------           ---------- ---------- ---------- ---------- ---------- ----------
30 - 59 days............  $328,161     1.96%    $276,021     1.83%    $309,440     2.35%
60 - 89 days............   211,372     1.26      164,696     1.09      202,735     1.54
90 + days...............   373,072     2.23      286,135     1.89      323,803     2.46
                          --------     ----     --------     ----     --------     ----
 TOTAL..................  $912,605     5.45%    $726,852     4.81%    $835,978     6.35%
                          ========     ====     ========     ====     ========     ====

--------
(1) The percentages are the result of dividing the delinquent amount by end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of month end delinquencies in each category for the period. The end of period receivables outstanding at year end 1999, 1998 and 1997 were $16,759,833, $15,108,050 and $13,155,103, respectively.
(2) Figures and percentages in this table are reported on a processing month basis.
(3) The total delinquencies greater than or equal to 30 days as a percentage of the Bank Portfolio would have been 7.13% without the adjustments discussed above under "--General."

                     Loss Experience for the Bank Portfolio
                             (Dollars in Thousands)

                                                     Year Ended
                                         -------------------------------------
                                            1999         1998        1997(1)
                                         -----------  -----------  -----------
Average Receivables Outstanding........  $15,150,906  $13,618,769  $12,103,362
Gross Losses...........................  $   820,310  $   930,334  $   895,434
Gross Losses as a Percentage of Average
 Receivables Outstanding...............         5.41%        6.83%        7.40%
Recoveries.............................  $   253,933  $   174,713  $    74,902
Net Losses.............................  $   566,376  $   755,621  $   820,532
Net Losses as a Percentage of Average
 Receivables Outstanding...............         3.74%        5.55%        6.78%

--------
(1) Net Losses as a percentage of Average Receivables Outstanding would have been 6.40% without the change in charge-off methodology discussed above under "--General."

Revenue Experience

  The following table sets forth the revenues from finance charges and fees billed and Interchange received with respect to the Bank Portfolio for the periods shown.

                   Revenue Experience for the Bank Portfolio
                             (Dollars in Thousands)

                                                      Year Ended
                                          -------------------------------------
                                             1999         1998        1997(2)
                                          -----------  -----------  -----------
Average Receivables Outstanding.......... $15,150,906  $13,618,769  $12,103,362
Finance Charges and Fees(1).............. $ 3,908,913  $ 3,165,960  $ 2,434,650
Yield from Finance Charges
 and Fees................................       25.80%       23.25%       20.12%
Interchange.............................. $   293,378  $   165,115  $   109,394
Yield from Interchange...................        1.94%        1.21%        0.90%

--------
(1) Finance Charges and Fees does not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees includes monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit charges and other miscellaneous fees.
(2) Yield from Finance Charges and Fees would have been 20.66% without the adjustments discussed above under "--General."

  Because the Trust Portfolio is only a portion of the Bank Portfolio, actual revenue experience for the Receivables is different from that set forth above for the Bank Portfolio. There can be no assurance that the yield experience for the Receivables in the future will be similar to the historical experience set forth above for the Bank Portfolio. In addition, revenue from the Receivables will depend on the types of fees and charges assessed on the Accounts, and could be adversely affected by future changes made by the Bank or the Servicer in such fees and charges or by other factors. See "Risk Factors--Seller's Ability to Change Terms of the Receivables Could Alter Payment Patterns" and "--Consumer Protection Laws May Restrict the Bank's Ability to Collect Receivables and Maintain Yield on Portfolio and Lead to an Early Amortization or Inability to Pay Certificates in Full" in the accompanying Prospectus.

  The revenue from finance charges and fees for the accounts in the Bank Portfolio shown in the above table is comprised of three primary components: monthly periodic rate finance charges, the amortized portion of annual membership fees and other service charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases. Furthermore, as the Bank Portfolio experiences growth in receivables through account origination and account management balance transfer programs which are assessed low introductory periodic rate finance charges and to the extent the Bank chooses to waive all or part of the rate increase for selected accounts in an effort to profitably retain balances, the yield related to monthly periodic rate finance charges would be adversely affected. The yield related to service charges varies with the type and volume of activity in and the amount of each account, as well as with the number of delinquent accounts. As account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

Payment Rates

  The following table sets forth the highest and lowest accountholder monthly payment rates for the Bank Portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of Principal Receivables and Finance Charge Receivables on the Accounts.

                      Accountholder Monthly Payment Rates
                           for the Bank Portfolio(1)

                                                               Year Ended
                                                            -------------------
                                                            1999   1998   1997
                                                            -----  -----  -----
Lowest Month(2)............................................ 12.09% 10.86%  9.66%
Highest Month(2)........................................... 14.97% 12.64% 10.74%
Average Payment Rate for the Period........................ 14.23% 11.71% 10.20%

--------
(1) The monthly payment rates include amounts which are payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.
(2) The monthly payment rates are calculated as the total amount of payments received during the month divided by the average monthly receivables outstanding for each month.

                                THE RECEIVABLES

  The Receivables in the Trust Portfolio, as of January 7, 2000 (including Receivables in Accounts to be conveyed to the Trust between January 7, 2000 and the Series Issuance Date, which Receivables and Accounts are included in all figures set forth below in this paragraph, the next paragraph and the following tables) included $11,879,475,639.83 of Principal Receivables and $415,125,833.44 of Finance Charge Receivables. The Accounts had an average balance of $1,198.61 and an average credit limit of $3,687.17. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was 33%. The average age of the Accounts was approximately 35 months. As of January 7, 2000, all of the Accounts in the Trust Portfolio were VISA or MasterCard credit card accounts, of which 67% were standard accounts and 33% were premium accounts, and the aggregate Receivables balances of standard accounts and premium accounts, as a percentage of the total aggregate Receivables, were 35% and 65%, respectively. Since the formation of the Trust, and prior to the Series Issuance Date, the Bank has added approximately $22.6 billion principal amount of Receivables in Additional Accounts to the Trust. The Receivables arising under such accounts added to the Trust since its formation are generally assessed finance charges having the following pricing characteristics. The annual percentage rate on such Receivables is either a relatively low introductory rate converting to a higher rate at the end of an introductory period, a low fixed rate of generally 9% to 13% or a non-introductory rate generally ranging between approximately 13% and 25%. Low introductory rates generally range from approximately 0% to 10% for introductory periods of 6 to 18 months, after which the rate converts to an annual percentage rate generally between approximately 9% and 17%. The annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Non-introductory rate products (excluding the low fixed-rate products) are more customized products and generally include secured cards, affinity and joint account cards, college student cards and other cards targeted to certain other market segments. Historically, these non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher margins (including fees) and, in some cases higher delinquencies and credit losses than the Bank's traditional low introductory rate products. The number of low fixed-rate products and non-introductory rate products in the Trust Portfolio has been increasing, and as the number of these accounts increases and as such accounts season, the characteristics of these accounts as described in the preceding sentence will have a more significant effect on the Trust Portfolio. Receivables added to the Trust have and will include such low fixed-rate and non-introductory rate credit card receivables, which at the Series Issuance Date constitute, and at any given time thereafter may constitute, a material portion of the Trust Portfolio.

  As of January 7, 2000, approximately 45% of the Trust Portfolio accounts were assessed a variable rate periodic finance charge and approximately 55% were assessed a fixed rate periodic finance charge.

  The following tables summarize the Trust Portfolio by various criteria as of January 7, 2000. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition and product mix of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         Composition by Account Balance
                                Trust Portfolio

                                    Percentage                     Percentage
                                     of Total                       of Total
                         Number of  Number of     Receivables      Receivables
Account Balance Range     Accounts   Accounts     Outstanding      Outstanding
---------------------    ---------- ---------- ------------------  -----------
Credit Balance(1).......    152,315     1.48%  $   (13,709,962.05)    (0.11)%
No Balance(2)...........  1,862,387    18.16                 0.00      0.00
More than $0 and less
 than or equal to
 $1,500.00..............  6,187,314    60.32     3,074,340,320.98     25.01
$1,500.01-$5,000.00.....  1,382,310    13.48     4,012,751,064.69     32.63
$5,000.01-$10,000.00....    567,495     5.53     3,852,595,248.01     31.34
Over $10,000.00.........    105,573     1.03     1,368,624,801.64     11.13
                         ----------   ------   ------------------    ------
  TOTAL................. 10,257,394   100.00%  $12,294,601,473.27    100.00%
                         ==========   ======   ==================    ======

--------
(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an Account. Accounts which currently have a credit balance are included because Receivables may be generated with respect thereto in the future.
(2) Accounts which currently have no balance are included because Receivables may be generated with respect thereto in the future. Zero Balance Accounts are not included in these figures.

                         Composition by Credit Limit(1)
                                Trust Portfolio

                                     Percentage                    Percentage
                                      of Total                      of Total
                          Number of  Number of     Receivables     Receivables
Credit Limit Range         Accounts   Accounts     Outstanding     Outstanding
------------------        ---------- ---------- ------------------ -----------
Less than or equal to
 $1,500.00...............  5,741,928    55.97%  $ 2,449,766,785.50    19.92%
$1,500.01-$5,000.00......  1,348,378    13.15     1,757,521,008.02    14.30
$5,000.01-$10,000.00.....  2,441,603    23.81     4,988,523,742.61    40.58
Over $10,000.00..........    725,485     7.07     3,098,789,937.14    25.20
                          ----------   ------   ------------------   ------
  TOTAL.................. 10,257,394   100.00%  $12,294,601,473.27   100.00%
                          ==========   ======   ==================   ======

--------
(1) References to "Credit Limit" herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as accountholder payments are applied to these receivables.

                        Composition by Payment Status(1)
                                Trust Portfolio

                                       Percentage                    Percentage
                                        of Total                      of Total
                            Number of  Number of     Receivables     Receivables
Payment Status               Accounts   Accounts     Outstanding     Outstanding
--------------              ---------- ---------- ------------------ -----------
Current to 29 days(2)......  9,616,874    93.76%  $11,551,597,336.13    93.96%
Past due 30 - 59 days......    274,701     2.68       298,556,528.79     2.43
Past due 60 - 89 days......    139,709     1.36       156,517,141.58     1.27
Past due 90+ days..........    226,110     2.20       287,930,466.77     2.34
                            ----------   ------   ------------------   ------
  TOTAL.................... 10,257,394   100.00%  $12,294,601,473.27   100.00%
                            ==========   ======   ==================   ======

--------
(1) Payment Status is determined as of the prior statement cycle date.
(2) Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

                           Composition by Account Age
                                Trust Portfolio

                                     Percentage                    Percentage
                                      of Total                      of Total
                          Number of  Number of     Receivables     Receivables
Account Age                Accounts   Accounts     Outstanding     Outstanding
-----------               ---------- ---------- ------------------ -----------
Not More than 6 Months...    601,116     5.86%  $ 1,383,011,852.10    11.25%
Over 6 Months to 12
 Months..................    365,645     3.56       896,786,270.22     7.29
Over 12 Months to 24
 Months..................  2,756,751    26.88     3,586,927,923.94    29.18
Over 24 Months to 36
 Months..................  2,731,864    26.64     1,991,570,404.20    16.20
Over 36 Months to 48
 Months..................  1,702,067    16.59     1,275,337,495.58    10.37
Over 48 Months to 60
 Months..................    747,808     7.29       939,539,266.59     7.64
Over 60 Months...........  1,352,143    13.18     2,221,428,260.64    18.07
                          ----------   ------   ------------------   ------
  TOTAL.................. 10,257,394   100.00%  $12,294,601,473.27   100.00%
                          ==========   ======   ==================   ======

            Composition of Accounts by Accountholder Billing Address

                                       Percentage                    Percentage
                                        of Total                      of Total
                            Number of  Number of     Receivables     Receivables
State or Territory           Accounts   Accounts     Outstanding     Outstanding
------------------          ---------- ---------- ------------------ -----------
California.................  1,439,104    14.03%  $ 1,602,206,636.82    13.03%
Texas......................    786,272     7.67       873,126,133.54     7.10
Florida....................    699,475     6.82       800,979,657.49     6.51
New York...................    712,549     6.95       777,351,765.41     6.32
Illinois...................    428,803     4.19       516,879,036.42     4.20
Pennsylvania...............    400,696     3.92       482,952,822.06     3.93
Ohio.......................    377,990     3.69       467,454,910.19     3.80
Virginia...................    316,922     3.09       459,824,126.87     3.74
Michigan...................    309,435     3.02       405,872,160.40     3.30
New Jersey.................    341,977     3.33       400,022,030.61     3.25
Other......................  4,444,171    43.29     5,507,932,193.46    44.82
                            ----------   ------   ------------------   ------
  TOTAL.................... 10,257,394   100.00%  $12,294,601,473.27   100.00%
                            ==========   ======   ==================   ======

  Since the largest number of accountholders (based on billing addresses) whose accounts were included in the Trust as of January 7, 2000 were in California, Texas, Florida and New York, adverse economic conditions affecting accountholders residing in these areas could affect timely payment by such accountholders of amounts due on the Accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Trust Portfolio. See "Risk Factors--Consumer Protection Laws May Restrict the Bank's Ability to Collect Receivables and Maintain Yield on Portfolio and Lead to an Early Amortization or Inability to Pay Certificates in Full" in the accompanying Prospectus.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Investor Certificates will be paid to the Bank. The Bank will use such proceeds for general corporate purposes.

                                    THE BANK

  At December 31, 1999, the Bank had assets of approximately $9.3 billion and stockholder's equity of approximately $953 million. For a more detailed description of the Bank, see "The Bank" in the accompanying Prospectus.

                               SERIES PROVISIONS

  The Investor Certificates and the Collateral Interest will be issued pursuant to the Pooling Agreement and the Series 2000-1 Supplement. The following summary describes certain terms applicable to the Investor Certificates. Reference should be made to the Prospectus for additional information concerning the Investor Certificates and the Pooling Agreement.

Interest Payments

  Interest on the Class A Certificates and the Class B Certificates will accrue from the Series Issuance Date on the outstanding principal balances of the Class A Certificates and the Class B Certificates. Interest will be distributed monthly on the 15th day of each month (or if any such day is not a business day, the next succeeding business day), beginning on April 17, 2000 (each, a "Distribution Date") to Investor

Certificateholders in whose names the Investor Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (the "Record Date"). For purposes of this Prospectus Supplement and the Prospectus, a "business day" shall mean, unless otherwise indicated, any day other than (a) a Saturday or Sunday, or (b) any other day on which national banking associations or state banking institutions in New York, New York or Richmond, Virginia are authorized or obligated by law, executive order or governmental decree to be closed. Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or in the case of the first Distribution Date, from and including the Series Issuance Date) to but excluding such Distribution Date.

  "Class A Certificate Rate" means a rate per annum equal to 7.10%.

  Interest on the Class A Certificates for the first Distribution Date will equal $4,125,100.

  "Class B Certificate Rate" means a rate per annum equal to 7.30%.

  Interest on the Class B Certificates for the first Distribution Date will equal $434,350.

  Because each of the Class A Certificate Rate and the Class B Certificate Rate is a fixed rate, interest will be calculated based on a 360-day year of twelve 30-day months.

  Interest payments on the Class A Certificates for each Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Record Date (or in the case of the initial Distribution Date, on the initial Class A principal balance) based upon the Class A Certificate Rate. On each Distribution Date, Class A Monthly Interest, Class A Outstanding Monthly Interest and Class A Additional Interest, if any, for such Distribution Date will be paid to the Class A Certificateholders. Payments to the Class A Certificateholders will be funded from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds allocated to the holders of the Class A Certificates (the "Class A Certificateholders' Interest") for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 2000-1 and Reallocated Principal Collections allocable first to the Collateral Invested Amount and then the Class B Invested Amount will be used to make such payments or deposits.

  "Class A Available Funds" means, for any Monthly Period, an amount equal to the sum of (i) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Series 2000-1 Interests for such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 2000-1 Supplement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange); (ii) if such Monthly Period relates to a Distribution Date for the Accumulation Period, an amount equal to the product of (a) the Class A Account Percentage and (b) the Principal Funding Investment Proceeds, if any, for the related Distribution Date; and (iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 2000-1 Supplement for such Distribution Date. "Class A Account Percentage" means, with respect to any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal as of the Record Date preceding the related Distribution Date and the denominator of which is the Principal Funding Account Balance on such date (before giving effect to any deposits therein on such date).

  Interest payments on the Class B Certificates for each Distribution Date will be calculated on the outstanding principal balance of the Class B Certificates as of the close of business on the preceding Record Date (or in the case of the initial Distribution Date, on the initial Class B principal balance) based upon the Class B Certificate Rate. On each Distribution Date, Class B Monthly Interest, Class B Outstanding Monthly Interest and Class B Additional Interest, if any, for such Distribution Date will be paid to the Class B Certificateholders. Payments to the Class B Certificateholders on any Distribution Date will be funded from

Class B Available Funds for the related Monthly Period. To the extent Class B Available Funds allocated to the holders of the Class B Certificates (the "Class B Certificateholders' Interest" and, together with the Class A Certificateholders' Interest, the "Investor Certificateholders' Interest") for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 2000-1 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs and Reallocated Principal Collections allocable to the Collateral Invested Amount and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, will be used to make such payments or deposits.

  "Class B Available Funds" means, for any Monthly Period, an amount equal to the sum of (i) Class B Floating Percentage of collections of Finance Charge Receivables allocated to the Series 2000-1 Interests for such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 2000-1 Supplement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange); (ii) if such Monthly Period relates to a Distribution Date for the Accumulation Period, an amount equal to the product of (a) the Class B Account Percentage and (b) the Principal Funding Investment Proceeds, if any, for the related Distribution Date; and (iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in the Class B Available Funds pursuant to the Series 2000-1 Supplement for such Distribution Date. "Class B Account Percentage" means, with respect to any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class B Monthly Principal as of the Record Date preceding the related Distribution Date and the denominator of which is the Principal Funding Account Balance on such date (before giving effect to any deposits therein on such date).

  Interest payments on the Collateral Interest for each Distribution Date will be calculated on the outstanding principal balance of the Collateral Interest as of the close of business on the preceding Record Date (or in the case of the initial Distribution Date, on the initial Collateral Interest principal balance) based upon the Collateral Minimum Interest Rate. "Collateral Minimum Interest Rate" means a rate per annum specified in the agreement between the Bank and the Collateral Interest Holder relating to the transfer of the Collateral Interest to the Collateral Interest Holder (the "Transfer Agreement") not to exceed 7.65% per annum. The Collateral Minimum Interest Rate specified herein is a fixed rate, so interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. On each Distribution Date, Collateral Minimum Monthly Interest for the related Monthly Period and any Collateral Minimum Monthly Interest previously due but not distributed to the Collateral Interest Holder will be paid to the Collateral Interest Holder. Payments to the Collateral Interest Holder on any Distribution Date will be funded from Excess Spread and Excess Finance Charges allocated to Series 2000-1 not required to pay the Class A Required Amount or the Class B Required Amount or reimburse Class A Investor Charge-Offs or reductions in the Class B Invested Amount for such Monthly Period.

  "Interest Period" means, for any Distribution Date, a period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Period will constitute a period from and including the Series Issuance Date to but excluding the April 2000 Distribution Date.

Principal Payments

  During the revolving period for Series 2000-1 (the "Revolving Period") (which begins on the Series Cut-Off Date and ends on the day before the first day of the Accumulation Period or, if earlier, the first day of the Early Amortization Period), no principal payments will be made to Series 2000-1 Holders. During the Accumulation Period (on or prior to the Expected Final Payment Date), principal will be deposited in the Principal Funding Account as described below and on the Expected Final Payment Date will be distributed to the Class A Certificateholders up to the Class A Invested Amount, then to the Class B Certificateholders up to the Class B Invested Amount and finally to the Collateral Interest Holder up to the Collateral Invested Amount. During the

Early Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Termination Date occurs, principal will be paid first to the Class A Certificateholders until the Class A Invested Amount has been paid in full, and then to the Class B Certificateholders until the Class B Invested Amount has been paid in full, and then to the Collateral Interest Holder until the Collateral Invested Amount has been paid in full. No principal payments will be made to the Class B Certificateholders until the final principal payment has been made to the Class A Certificateholders. No principal payments will be made to the Collateral Interest Holder until the final principal payment has been made to the Class A Certificateholders and the Class B Certificateholders.

  On each Distribution Date during the Revolving Period, collections of Principal Receivables allocable to the Investor Certificateholders' Interest and the holder of the Collateral Interest (the "Collateral Interest Holder's Interest") will, subject to certain limitations, including the allocation of any Reallocated Principal Collections for the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be paid to the Bank to purchase additional Receivables in order to maintain the Invested Amount and, if necessary, be treated as Shared Principal Collections or deposited in the Excess Funding Account.

  On each Distribution Date during the Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections on deposit in the Collection Account for such Distribution Date, (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the Adjusted Invested Amount, until the Principal Funding Account Balance equals the Invested Amount. Amounts on deposit in the Principal Funding Account will be paid first to Class A Certificateholders (in an amount not to exceed the Class A Invested Amount), then to Class B Certificateholders (to the extent such funds exceed the Class A Invested Amount and in an amount not to exceed the Class B Invested Amount), and to the Collateral Interest Holder (to the extent such funds exceed the sum of the Class A Invested Amount and the Class B Invested Amount and in an amount not to exceed the Collateral Invested Amount), in each case on the Expected Final Payment Date (unless paid earlier due to the commencement of the Early Amortization Period).

  If a Pay Out Event occurs with respect to Series 2000-1, the Early Amortization Period will begin and any amount on deposit in the Principal Funding Account will be paid on the first Special Payment Date to the Class A Certificateholders (up to the Class A Invested Amount), then to the Class B Certificateholders (up to the Class B Invested Amount) and finally to the Collateral Interest Holder (up to the Collateral Invested Amount). If, on the Expected Final Payment Date, monies on deposit in the Principal Funding Account are insufficient to pay the Invested Amount in full, a Pay Out Event will occur and the Early Amortization Period will begin. On each Special Payment Date with respect to the Early Amortization Period, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for such Special Payment Date in an amount up to the Class A Invested Amount until the earliest of (a) the date the Class A Invested Amount is paid in full, (b) the Series 2000-1 Termination Date and (c) the Trust Termination Date. After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive, on each Special Payment Date, Available Investor Principal Collections for such Special Payment Date in an amount up to the Class B Invested Amount until the earliest of (a) the date the Class B Invested Amount is paid in full, (b) the Series 2000-1 Termination Date and (c) the Trust Termination Date. After payment in full of the Class B Invested Amount, the Collateral Interest Holder will be entitled to receive, on each Special Payment Date, Available Investor Principal Collections for such Special Payment Date in an amount up to the Collateral Invested Amount until the earliest of
(a) the date the Collateral Invested Amount is paid in full, (b) the Series 2000-1 Termination Date and (c) the Trust Termination Date.

  "Available Investor Principal Collections" means, for any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to the product of the Principal Allocation Percentage of all collections of Principal Receivables received during such Monthly Period, minus (ii) the amount of Reallocated Principal Collections for such Monthly Period used to fund the Class A Required Amount or the Class B Required Amount, plus (b) the amount of Miscellaneous Payments, if any, for such Monthly Period allocated to Series 2000-1, plus
(c) any Shared Principal Collections from other Series that are allocated to Series 2000-1, plus (d) the amount, if any, of Class A Available Funds to be distributed to cover the Class A Investor Default Amount for the related Distribution Date, plus (e) any other amounts which pursuant to the Series 2000-1 Supplement are to be treated as Available Investor Principal Collections for the related Distribution Date.

  The Accumulation Period is scheduled to begin at the close of business on the last day of the May 2001 Monthly Period. However, the Servicer may elect to postpone the start of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twenty months. On each Determination Date until the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Expected Final Payment Date, based on (i) the expected monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (ii) the amount of principal expected to be distributable to Certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving period during the Accumulation Period. If the Accumulation Period Length is less than twenty months, the Servicer may, at its option, postpone the start of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are expected to be in their revolving periods during the Accumulation Period or on increases in the principal payment rate occurring after the Series Issuance Date. Notwithstanding the above, the Series 2000-1 Supplement may require that the number of months in the Accumulation Period exceed the Accumulation Period Length and that certain minimum deposits be made to the Principal Funding Account during the Accumulation Period. The length of the Accumulation Period will not be less than one month. If the start of the Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the start of the Accumulation Period, then it is probable that the Series 2000-1 Holders would receive some of their principal later than if the Accumulation Period had not been delayed.

  On each Special Payment Date during the Early Amortization Period until the earliest to occur of (i) the date on which the Class A Invested Amount has been paid in full, (ii) the Termination Date or (iii) the Trust Termination Date, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Invested Amount. Upon payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive, on each Special Payment Date, Available Investor Principal Collections until the earliest to occur of (i) the date on which the Class B Invested Amount is paid in full, (ii) the Termination Date and (iii) the Trust Termination Date. Upon payment in full of the Class B Invested Amount, the Collateral Interest Holder will be entitled to receive, on each Special Payment Date, Available Investor Principal Collections until the earliest to occur of (i) the date on which the Collateral Invested Amount is paid in full, (ii) the Termination Date and (iii) the Trust Termination Date.

Subordination

  The Class B Certificateholders' Interest and the Collateral Interest Holder's Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest Holder's Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be reduced. Similarly, certain principal payments allocable to the Collateral Interest Holder's Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Collateral Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced and not reimbursed, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class

B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. See "-- Allocation Percentages," "--Reallocation of Cash Flows" and "--Application of Collections--Excess Spread; Excess Finance Charges" in this Prospectus Supplement.

Allocation Percentages

  Pursuant to the Pooling Agreement, the Servicer will allocate all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount for such Monthly Period among the Investor Certificateholders' Interest, the Collateral Interest Holder's Interest, the certificateholders' interest for all other outstanding Series of certificates and the Seller's Interest.

  Collections of Finance Charge Receivables and the Defaulted Amount for any Monthly Period will be allocated to Series 2000-1 based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Adjusted Invested Amount as of the last day of the preceding Monthly Period (or for the first Monthly Period, the Initial Invested Amount) and the denominator of which is the sum of the total amount of the Principal Receivables in the Trust as of such day (or for the first Monthly Period, the total amount of Principal Receivables in the Trust on the Series Cut-Off Date) and the principal amount on deposit in the Excess Funding Account as of such day.

  Such amounts so allocated will be further allocated among the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage. The "Class A Floating Percentage" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or for the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

  The "Class B Floating Percentage" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or for the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

  The "Collateral Floating Percentage" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or for the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

  Collections of Principal Receivables will be allocated to Series 2000-1 based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date) and (b) during the Accumulation Period or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Series Cut-Off Date) and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; provided, however, that because the Investor Certificates are subject to being paired with a future Series, if a Pay Out Event occurs with respect to such a paired Series during the

Accumulation Period or the Early Amortization Period for Series 2000-1, the Bank may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such paired Series and the Bank shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee, and the Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 2000-1.

  Such amounts so allocated to Series 2000-1 will be further allocated among the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage.

  The "Class A Principal Percentage" means, for any Monthly Period (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class A Initial Invested Amount), and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (b) during the Accumulation Period or the Early Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

  The "Class B Principal Percentage" means, for any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (ii) during the Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

  The "Collateral Principal Percentage" means, for any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period (or in the case of the first Monthly Period, the Collateral Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (ii) during the Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

  As used herein, the following terms have the meanings indicated:

  "Class A Initial Invested Amount" means $498,000,000.

  "Class A Invested Amount" for any date of determination means an amount equal to (i) the Class A Initial Invested Amount, minus (ii) the amount of principal payments made to the Class A Certificateholders on or prior to such date, minus
(iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date; provided, however, that the Class A Invested Amount may not be reduced below zero.

  "Class A Adjusted Invested Amount" for any date of determination means an amount equal to the then current Class A Invested Amount, minus the amount on deposit in the Principal Funding Account (in an amount not to exceed the Class A Invested Amount) on such date.

  "Class B Initial Invested Amount" means $51,000,000.

  "Class B Invested Amount" for any date of determination means an amount equal to (i) the Class B Initial Invested Amount, minus (ii) the amount of principal payments made to Class B Certificateholders on or prior to such date, minus
(iii) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates preceding such date, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Required Amount for such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount), minus (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described below under "--Defaulted Receivables; Investor Charge-Offs," plus (vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated and available to Series 2000-1 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v); provided, however, that the Class B Invested Amount may not be reduced below zero.

  "Class B Adjusted Invested Amount" for any date of determination means an amount equal to the then current Class B Invested Amount, minus the amount on deposit in the Principal Funding Account in excess of the Class A Invested Amount (in an amount not to exceed the Class B Invested Amount) on such date.

  "Collateral Initial Invested Amount" means $51,000,000.

  "Collateral Invested Amount" for any date of determination means an amount equal to (i) the Collateral Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (iii) the aggregate amount of Reallocated Principal Collections allocable to the Collateral Invested Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus (iv) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described below under "--Defaulted Receivables; Investor Charge-Offs," minus (v) an amount equal to the product of the Collateral Floating Percentage and the Investor Default Amount (the "Collateral Investor Default Amount") for any Distribution Date that is not funded out of Excess Spread and Excess Finance Charges allocated to Series 2000-1 and available for such purpose on such Distribution Date, plus (vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated and available on all prior Distribution Dates to reimburse amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v); provided, however, that the Collateral Invested Amount may not be reduced below zero.

  "Collateral Adjusted Invested Amount" for any date of determination means an amount equal to the Collateral Invested Amount, minus the amount on deposit in the Principal Funding Account in excess of the sum of the Class A Invested Amount and the Class B Invested Amount (in an amount not to exceed the Collateral Invested Amount) on such date.

  "Initial Invested Amount" means $600,000,000.

  "Invested Amount" for any date of determination means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount.

  "Adjusted Invested Amount" for any date of determination means an amount equal to the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Collateral Adjusted Invested Amount.

Principal Funding Account

  The Servicer will establish and maintain in the name of the trustee, on behalf of the Trust, the Principal Funding Account as an Eligible Deposit Account held for the benefit of the Series 2000-1 Holders. During the Accumulation Period, the Servicer will transfer collections of Principal Receivables, Shared Principal Collections allocated to Series 2000-1, Miscellaneous Payments allocated to Series 2000-1 and other amounts described herein to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account as described below under "--Application of Collections."

  Unless a Pay Out Event has occurred with respect to the Series 2000-1 Interests, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date for the Accumulation Period (on or prior to the Expected Final Payment Date) the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds, Class B Available Funds and Collateral Available Funds. If Principal Funding Investment Proceeds for any such Distribution Date are less than the Covered Amount for such Distribution Date, the amount of any such shortfall will be withdrawn from the Reserve Account, if available, as described below under "-- Reserve Account." The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. The "Covered Amount" means an amount equal to the sum of (a) one-twelfth of the product of (i) the Class A Certificate Rate and
(ii) the aggregate amount on deposit in the Principal Funding Account for the Class A Monthly Principal, if any, as of the preceding Distribution Date, plus
(b) one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the aggregate amount on deposit in the Principal Funding Account for the Class B Monthly Principal, if any, as of the preceding Distribution Date, plus (c) one-twelfth of the product of (i) the Collateral Minimum Interest Rate and (ii) the aggregate amount on deposit in the Principal Funding Account for the Collateral Monthly Principal, if any, as of the preceding Distribution Date.

Reserve Account

  The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, a reserve account as an Eligible Deposit Account for the benefit of the Series 2000-1 Holders (the "Reserve Account"). The Reserve Account will be established to assure the subsequent distribution of interest during the Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 2000-1 (to the extent described below under "--Application of Collections--Payment of Interest, Fees and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date for the Monthly Period that begins no later than one month prior to the Distribution Date for the Monthly Period during which the Accumulation Period begins, or such earlier date as the Servicer may designate. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to (a) the product of (i) 0.50% of the Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) and (ii) the Reserve Account Factor as of such Distribution Date or (b) such other amount designated by the Seller, provided that if such designation is of a lesser amount, such reduction will not result in a Ratings Effect. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and will pay such amount to the Collateral Interest Holder. The "Reserve Account Factor" for any Distribution Date will be equal to the percentage (not to exceed 100%) equivalent of a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the

Accumulation Period (as it may have been postponed at the option of the Servicer) as of such Distribution Date and the denominator of which is twenty.

  If the Reserve Account has not terminated as described below, all amounts remaining on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables.

  On or before each Distribution Date for the Accumulation Period (on or prior to the Expected Final Payment Date) and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds or Class B Available Funds or distributed to the Collateral Interest Holder, as provided in the Series 2000-1 Supplement, in an amount equal to the lesser of (a) the Available Reserve Account Amount for such Distribution Date or Special Payment Date and (b) the amount, if any, by which the Covered Amount exceeds the Principal Funding Investment Proceeds and Excess Spread and Excess Finance Charges allocated to Series 2000-1 available for application towards the Covered Amount on such Distribution Date or Special Payment Date; provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date and the first Special Payment Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date or such Special Payment Date) and the Required Reserve Account Amount for such Distribution Date or such Special Payment Date.

  The Reserve Account will be terminated following the earliest to occur of (a) the termination of the Trust pursuant to the Pooling Agreement, (b) the date on which the Invested Amount is paid in full and (c) if the Accumulation Period has not begun, the occurrence of a Pay Out Event with respect to Series 2000-1 or, if the Accumulation Period has begun, the first Special Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Investor Certificateholders.

Reallocation of Cash Flows

  On each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (i) Class A Monthly Interest for the related Distribution Date, (ii) any Class A Outstanding Monthly Interest, (iii) any Class A Additional Interest, (iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds the Class A Available Funds for such Distribution Date.

  If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 2000-1 and available for such purpose will be used to fund the Class A Required Amount for such Distribution Date. If such Excess Spread and Excess Finance Charges are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable first to the Collateral Interest and then to the Class B Certificates for the related Monthly Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections for the related Monthly Period, together with Excess Spread and Excess Finance Charges allocated to Series 2000-1 are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Collateral Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such

Distribution Date). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount for such Distribution Date as described above. Any such reduction in the Class A Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "--Defaulted Receivables; Investor Charge-Offs" below.

  Reductions of the Class A Invested Amount or Class B Invested Amount shall thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charges allocated to Series 2000-1 and available to reimburse such reductions. See "--Application of Collections--Excess Spread; Excess Finance Charges" below. When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Invested Amount will be reimbursed and the Collateral Invested Amount increased in a similar manner.

  On each Determination Date, the Servicer will determine an amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for the related Distribution Date, (ii) any Class B Outstanding Monthly Interest, (iii) any Class B Additional Interest and (iv) the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee exceeds the Class B Available Funds for such Distribution Date and (b) the Class B Investor Default Amount for the related Monthly Period.

  If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 2000-1 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount for such Distribution Date. If such Excess Spread and Excess Finance Charges are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections allocable to the Collateral Interest for the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Distribution Date). In the event that such a reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Collateral Invested Amount), and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs" below.

Application of Collections

  Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Class A Available Funds, Class B Available Funds and Collateral Available Funds (see "--Interest Payments" above) on deposit in the Collection Account in the following priority:

  (A) On each Distribution Date, an amount equal to the Class A Available Funds for such Distribution Date will be distributed in the following priority:

    (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Outstanding Monthly Interest, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date, will be distributed to the Class A Certificateholders;

    (ii) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account);

    (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

    (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

  (B) On each Distribution Date, an amount equal to the Class B Available Funds for such Distribution Date will be distributed in the following priority:

    (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Outstanding Monthly Interest, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, will be distributed to the Class B Certificateholders;

    (ii) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

    (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

  (C) On each Distribution Date, an amount equal to the Collateral Available Funds for such Distribution Date will be distributed in the following priority:

    (i) an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

    (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

  "Class A Monthly Interest" means, for any Distribution Date, an amount equal to one-twelfth of the product of (A) the Class A Certificate Rate and (B) the outstanding principal balance of the Class A Certificates as of the preceding Record Date; provided, however, for the first Distribution Date, Class A Monthly Interest shall be equal to $4,125,100.

  "Class A Outstanding Monthly Interest" means, for any Distribution Date, the amount of Class A Monthly Interest previously due but not paid to the Class A Certificateholders.

  "Class A Additional Interest" means any additional interest on interest amounts that were due but not distributed to the Class A Certificateholders on a prior Distribution Date, at a rate equal to the Class A Certificate Rate plus 2% per annum.

  "Class B Monthly Interest" means, for any Distribution Date, an amount equal to one-twelfth of the product of (A) the Class B Certificate Rate and (B) the outstanding principal balance of the Class B Certificates as of the preceding Record Date; provided, however, for the first Distribution Date, Class B Monthly Interest shall be equal to $434,350.

  "Class B Outstanding Monthly Interest" means, for any Distribution Date, the amount of Class B Monthly Interest previously due but not paid to the Class B Certificateholders.

  "Class B Additional Interest" means any additional interest on interest amounts that were due but not distributed to the Class B Certificateholders on a prior Distribution Date, at a rate equal to the Class B Certificate Rate plus 2% per annum.

  "Collateral Available Funds" means, for any Monthly Period, an amount equal to the sum of (i) the Collateral Floating Percentage of the collections of Finance Charge Receivables (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 2000-1 Supplement, but excluding Finance Charge Receivables allocated to Servicer Interchange with respect to such Monthly Period) allocated to the Series 2000-1 Certificates and
(ii) if such Monthly Period relates to a Distribution Date for the Accumulation Period, an amount equal to the product of (a) the Collateral Account Percentage and (b) the Principal Funding Investment Proceeds, if any, for the related Distribution Date. "Collateral Account Percentage" means, with respect to any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Collateral Monthly Principal as of the Record Date preceding the related Distribution Date and the denominator of which is the Principal Funding Account Balance on such date (before giving effect to any deposits therein on such date).

  "Excess Spread" means, for any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(iv) above, clause (B)(iii) above and clause (C)(ii) above.

  Excess Spread; Excess Finance Charges. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 2000-1 for the related Monthly Period to make the following distributions in the following priority:

    (a) an amount equal to the Class A Required Amount, if any, for such Distribution Date will be used to fund any deficiency pursuant to clauses
  (A)(i), (ii) and (iii) above under "--Payment of Interest, Fees and Other Items"; provided that, in the event the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 2000-1, such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due for such Distribution Date pursuant to clause (A)(i) above under "--Payment of Interest, Fees and Other Items," second to pay the Class A Servicing Fee pursuant to clause
  (A)(ii) above under "--Payment of Interest, Fees and Other Items" and third to pay the Class A Investor Default Amount for such Distribution Date pursuant to clause (A)(iii) above under "--Payment of Interest, Fees and Other Items";

    (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs that have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of certain other amounts applied for that purpose) will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "--Payments of Principal" below;

    (c) an amount equal to the Class B Required Amount, if any, for such Distribution Date will be (I) used to fund any deficiency pursuant to clauses (B)(i) and (ii) above under "--Payment of Interest, Fees and Other Items" and (II) applied, up to the Class B Investor Default Amount, as a portion of Available

  Investor Principal Collections for such Distribution Date; provided that, in the event the Class B Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 2000-1, such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due on such Distribution Date pursuant to clause
  (B)(i) above under "--Payment of Interest, Fees and Other Items," second to pay the Class B Servicing Fee pursuant to clause (B)(ii) above under "-- Payment of Interest, Fees and Other Items" and the remainder applied as a portion of Available Investor Principal Collections for such Distribution Date pursuant to clause (c)(II);

    (d) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class B Invested Amount" under "--Allocation Percentages" (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

    (e) an amount equal to the sum of (I) Collateral Minimum Monthly Interest for such Distribution Date, plus the amount of any Collateral Outstanding Monthly Interest and (II) the amount of any Collateral Additional Interest for such Distribution Date and any Collateral Additional Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date will be distributed to the Collateral Interest Holder;

    (f) an amount equal to the Collateral Servicing Fee due but not paid to the Servicer on such Distribution Date or a prior Distribution Date shall be paid to the Servicer;

    (g) an amount equal to the Collateral Investor Default Amount shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

    (h) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Collateral Invested Amount" under "--Allocation Percentages" (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

    (i) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

    (j) the balance, if any, will be distributed to the Collateral Interest Holder.

  "Collateral Minimum Monthly Interest" means, for any Distribution Date, an amount equal to one-twelfth of the product of (i) the Collateral Minimum Interest Rate and (ii) the outstanding principal balance of the Collateral Interest as of the preceding Record Date; provided, however, that, for the first Distribution Date, Collateral Minimum Monthly Interest shall be an amount not to exceed $455,175.

  "Collateral Outstanding Monthly Interest" means, for any Distribution Date, the amount of Collateral Minimum Monthly Interest previously due but not paid to the Collateral Interest Holder.

  "Collateral Additional Interest," for any Distribution Date, means additional interest on Collateral Minimum Monthly Interest due but not paid to the Collateral Interest Holder on a prior Distribution Date at a rate equal to the Collateral Minimum Interest Rate.

  Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Collection Account in the following priority:

    (i) on each Distribution Date for the Revolving Period, all such Available Investor Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in the accompanying Prospectus; and

    (ii) on each Distribution Date for the Accumulation Period or the Early Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

    (w) an amount equal to Class A Monthly Principal for such Distribution Date, up to the Class A Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the Principal Funding Account Balance is zero, shall be distributed to the Class A Certificateholders;

    (x) after giving effect to paragraph (w) above, an amount equal to Class B Monthly Principal for such Distribution Date, up to the Class B Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the Principal Funding Account Balance is zero, will be distributed to the Class B Certificateholders;

    (y) after giving effect to paragraphs (w) and (x) above, an amount equal to Collateral Monthly Principal for such Distribution Date, up to the Collateral Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account, or if such Distribution Date is a Special Payment Date on which the Principal Funding Account Balance is zero, will be distributed to the Collateral Interest Holder; and

    (z)  the balance, if any, will be treated as Shared Principal
         Collections and applied as described under "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in the accompanying Prospectus.

  "Class A Monthly Principal" for any Distribution Date relating to the Accumulation Period or the Early Amortization Period will equal the least of
(i) the Available Investor Principal Collections on deposit in the Collection Account for such Distribution Date, (ii) for each Distribution Date for the Accumulation Period, and on or prior to the Expected Final Payment Date, the Controlled Deposit Amount for such Distribution Date and (iii) the Class A Adjusted Invested Amount on such Distribution Date.

  "Class B Monthly Principal" for any Distribution Date relating to (a) the Accumulation Period, beginning with the first Distribution Date on which the Principal Funding Account Balance is equal to the Class A Invested Amount, or
(b) the Early Amortization Period, beginning with the first Special Payment Date on which the Class A Invested Amount is paid in full, will equal the least of (i) the Available Investor Principal Collections not applied to Class A Monthly Principal on such Distribution Date, (ii) for each Distribution Date for the Accumulation Period, the Controlled Deposit Amount for such Distribution Date (minus the Class A Monthly Principal for such Distribution
Date) and (iii) the Class B Adjusted Invested Amount on such Distribution Date.

  "Collateral Monthly Principal" for any Distribution Date relating to the Accumulation Period, beginning with the first Distribution Date on which the Principal Funding Account Balance is equal to the sum of the Class A Invested Amount and the Class B Invested Amount, or the Early Amortization Period, beginning with the first Special Payment Date on which the Class B Invested Amount is paid in full, will equal the least of (i) the Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date, (ii) for each Distribution Date for the Accumulation Period, the Controlled Deposit Amount for such Distribution Date (minus the Class A Monthly Principal and Class B Monthly Principal for such Distribution Date) and (iii) the Collateral Adjusted Invested Amount on such Distribution Date.

  "Controlled Accumulation Amount" means $30,000,000; provided, however, that if the start of the Accumulation Period is delayed as described above under "-- Principal Payments," the Controlled Accumulation Amount may be different for each Distribution Date for the Accumulation Period and will be determined by the Servicer in accordance with the Series 2000-1 Supplement based on the principal payment rates for the Accounts and on the invested amounts of other Series (other than certain excluded Series) that are scheduled to be in their revolving periods and able to create Shared Principal Collections during the Accumulation Period.

  "Controlled Deposit Amount" means, for any Distribution Date relating to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

  "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date for the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal for such Distribution Date and (b) on each subsequent Distribution Date for the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal for such subsequent Distribution Date.

Defaulted Receivables; Investor Charge-Offs

  On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Floating Allocation Percentage for such Monthly Period and (ii) the Defaulted Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 2000-1 or from Reallocated Principal Collections and applied as described above in "--Application of Collections--Payment of Interest, Fees and Other Items" and "--Reallocation of Cash Flows." An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 2000-1 or from Reallocated Principal Collections allocable to the Collateral Interest and applied as described above in "--Application of Collections--Excess Spread; Excess Finance Charges" and "--Reallocation of Cash Flows."

  On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 2000-1 and Reallocated Principal Collections, the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above (a "Class A Investor Charge-

Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 2000-1 and available for such purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

  On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 2000-1 and not required to pay the Class A Required Amount, and Reallocated Principal Collections allocable to the Collateral Interest Holder's Interest and not required to pay the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such excess. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date (a "Class B Investor Charge-Off"). If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 2000-1 and available for such purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

Shared Principal Collections

  Series 2000-1 is a Principal Sharing Series. See "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in the accompanying Prospectus.
  The "Principal Shortfall" for Series 2000-1 will be (a) for any Distribution Date for the Revolving Period, zero, (b) for any Distribution Date for the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such Distribution Date over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion of Available Investor Principal Collections attributable to Shared Principal Collections) and (c) for any Distribution Date for the Early Amortization Period, the excess, if any, of the Invested Amount over the Available Investor Principal Collections for such Distribution Date (excluding any portion of the Available Investor Principal Collections attributable to Shared Principal Collections).

Paired Series

  The Series 2000-1 Interests may be paired with one or more other Series (each, a "Paired Series"). Each Paired Series could be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or could have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of Series 2000-1 Holders. As funds are accumulated in the Principal Funding Account, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Paired Series could be released (which funds will be distributed to the Bank) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount could be sold by the Trust (and the proceeds thereof will be distributed to the Bank) and, in either case, the invested amount in the Trust of such Paired Series could increase by up to a corresponding amount. Upon payment in full of Series 2000-1, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series could have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Series 2000-1 Holders.

  The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the accompanying Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the calculation of the Principal Allocation Percentage or the timing or amount of payments received by a Series 2000-1 Holder. The full extent by which the timing or amount of payments received by a Series 2000-1 Holder may be affected will be dependent upon a number of factors and will not be readily determinable by the change that may occur in the Principal Allocation Percentage. See "--Allocation Percentages" in this Prospectus Supplement and "Risk Factors--Issuance of Additional Series by the Trust May Adversely Affect Your Payments or Rights" in the accompanying Prospectus.

Required Principal Balance; Addition of Accounts

  The obligation of the Trustee to authenticate certificates of a new Series and to execute and deliver the related Series Supplement shall be subject to the conditions described under "Description of the Certificates--New Issuances" in the accompanying Prospectus and to the additional condition that, as of the Series Issuance Date and after giving effect to such issuance, the aggregate amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance. The "Required Principal Balance" means, as of any date of determination, the sum of the "Initial Invested Amount" (as defined in the relevant Supplement) of each Series outstanding on such date plus the aggregate amounts of any increases in the Invested Amounts of each Prefunded Series outstanding (in each case, other than any Series or portion thereof (an "Excluded Series") which is designated in the relevant Supplement as then being an Excluded Series) minus the principal amount on deposit in the Excess Funding Account on such date; provided, however, that if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more such Series, the Required Principal Balance shall mean the sum of the "Invested Amount" (as defined in the relevant Supplement) of each such Excluded Series as of the earliest date on which any such Pay Out Event is deemed to have occurred minus the principal amount on deposit in the Excess Funding Account.

  If, as of the close of business on the last business day of any Monthly Period, the aggregate amount of Principal Receivables in the Trust is less than the Required Principal Balance on such date, the Bank shall on or before the tenth business day following such day, unless the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance as of the close of business on any day after the last business day of such Monthly Period and prior to such tenth business day, make an Addition to the Trust such that, after giving effect to such Addition, the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance.

Pay Out Events

  The Pay Out Events with respect to Series 2000-1 will include each of the events specified in the accompanying Prospectus under "Description of the Certificates--Pay Out Events" and the following:

    (a) failure on the part of the Seller (i) to make any payment or deposit required under the Pooling Agreement or the Series 2000-1 Supplement within five business days after the day such payment or deposit is required to be made; or (ii) to observe or perform any other covenants or agreements of the Seller set forth in the Pooling Agreement or the Series 2000-1 Supplement, which failure has a material adverse effect on the Series 2000-1 Holders and which continues unremedied for a period of 60 days after written notice;

    (b) any representation or warranty made by the Seller in the Pooling Agreement or the Series 2000-1 Supplement or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series 2000-1 Holders are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur thereunder if the Seller has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling Agreement;

    (c) a failure by the Seller to make an Addition to the Trust within five business days after the day on which it is required to make such Addition pursuant to the Pooling Agreement or the Series 2000-1 Supplement;

    (d) the occurrence of any Servicer Default;

    (e) the average Portfolio Yield for any three consecutive Monthly Periods is less than the average of the Base Rates with respect to Series 2000-1 for such three Monthly Periods;

    (f) the failure to pay in full the Invested Amount on the Expected Final Payment Date; and

    (g) the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the Pooling Agreement or the Series 2000-1 Supplement.

  Then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Series 2000-1 Interests evidencing more than 50% of the aggregate unpaid principal amount of Series 2000-1 by notice then given in writing to the Seller and the Servicer (and to the Trustee if given by the Investor Certificateholders) may declare that a Pay Out Event has occurred with respect to Series 2000-1 as of the date of such notice, and, in the case of any event described in subparagraph (c), (e), (f) or (g), a Pay Out Event shall occur with respect to Series 2000-1, without any notice or other action on the part of the Trustee immediately upon the occurrence of such event.

  If, contrary to the opinion of Tax Counsel described under "Federal Income Tax Considerations--General" in the accompanying Prospectus, it is determined that the Class A Certificates or the Class B Certificates do not constitute indebtedness for Federal income tax purposes, such determination will not constitute a Pay Out Event with respect to Series 2000-1.

  For purposes of the Pay Out Event described in clause (e) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows for Series 2000-1:

  "Base Rate" means, for any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Class A Monthly Interest, Class B Monthly Interest, Collateral Minimum Monthly Interest and the Monthly Servicing Fee for Series 2000-1 for the related Distribution Date and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period; provided, however, that if the Seller receives written notice from each Rating Agency that the following will not have a Ratings Effect, for purposes of determining the Base Rate, the Monthly Servicing Fee will be replaced with an amount equal to one-twelfth of the product of (a) the Net Servicing Fee Rate and (b) the Servicing Base Amount.

  "Portfolio Yield" means, for any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) the Floating Allocation Percentage times the amount of collections of Finance Charge Receivables (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement) for such Monthly Period calculated on a billed basis or, in the case of any such collections consisting of annual membership fees, on an amortized rather than billed basis, plus (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date, plus
(c) any Excess Finance Charges that are allocated to Series 2000-1, plus (d) the amount of funds withdrawn from the Reserve Account and which are required to be included as Class A Available Funds or Class B Available Funds or paid to the Collateral Interest Holder for the Distribution Date for such Monthly Period, minus (e) the Investor Default Amount for the Distribution Date for such Monthly Period, and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

  If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event with respect to the Seller (including any Additional Seller), as described in the accompanying Prospectus under "Description of the Certificates--Pay Out Events," allocated to the Class A Invested Amount and the proceeds of any collections on the Receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Certificates, the Class A Certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B Certificateholders. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the accompanying Prospectus for a discussion of the impact of federal law on the Trustee's ability to liquidate the Receivables.

Servicing Compensation and Payment of Expenses

  The share of the Servicing Fee allocable to Series 2000-1 for any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.00% (the "Servicing Fee Rate") and (b) the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); provided, however, that the Monthly Servicing Fee for the first Distribution Date (the "Initial Servicing Fee") will be equal to the Servicing Fee accrued on the Initial Invested Amount at the Net Servicing Fee Rate for the period from the Series Issuance Date to but excluding the first Distribution Date. On each Distribution Date, but only if the Bank or The Bank of New York is the Servicer, Servicer Interchange for the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Servicing Fee for such Monthly Period.

  The "Servicer Interchange" for any Monthly Period for which the Bank or The Bank of New York is the Servicer will be equal to the product of (a) the Floating Allocation Percentage for such Monthly Period and (b) the portion of collections of Finance Charge Receivables allocated to Series 2000-1 for such Monthly Period that is attributed to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Servicing Base Amount as of the last day of such Monthly Period and (ii) 0.75%. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee for such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Investor Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

  The share of the Monthly Servicing Fee allocable to the Class A Certificateholders (after giving effect to the distribution of any Servicer Interchange to the Servicer) for any Distribution Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, for the first Distribution Date, the Class A Servicing Fee shall be equal to the product of the Class A Floating Percentage as of the first Distribution Date and the Initial Servicing Fee. The "Net Servicing Fee Rate" means (a) so long as the Bank is the Servicer, 0.75% per annum, (b) if The Bank of New York is the Servicer, 1.25% per annum and (c) if the Bank or The Bank of New York is not the Servicer, 2.00% per annum.

  The share of the Monthly Servicing Fee allocable to the Class B Certificateholders (after giving effect to any distribution of Servicer Interchange to the Servicer) for any Distribution Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, for the first Distribution Date, the Class B Servicing Fee shall be equal to the product of the Class B Floating Percentage as of the first Distribution Date and the Initial Servicing Fee.

  The share of the Monthly Servicing Fee allocable to the Collateral Interest Holder (after giving effect to the distribution of any Servicer Interchange to the Servicer) for such Distribution Date (the "Collateral Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, for the first Distribution Date, the Collateral Servicing Fee shall be equal to the product of the Collateral Floating Percentage as of the first Distribution Date and the Initial Servicing Fee.

  The remainder of the Servicing Fee will be paid by the Seller or the certificateholders of other Series (as provided in the related Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid and in no event shall the Trust, the Trustee, the Investor Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid by the Seller or the Certificateholders of any other Series or to be paid out of Servicer Interchange. The Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections--Payment of Interest, Fees and Other Items" above.

Series Termination

  If on the Distribution Date that is two months prior to the Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Termination Date (after giving effect to all distributions required to be made on the Termination Date). The Seller will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Termination Date for distribution to the Investor Certificateholders and the Collateral Interest Holder. The Servicer will sell such Receivables on the Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Investor Certificateholders' Interest and the Collateral Interest Holder's Interest.

Federal Income Tax Consequences

  Subject to the matters discussed under "Federal Income Tax Consequences" in the accompanying Prospectus, Tax Counsel will deliver its opinion that, under existing law, the Investor Certificates offered hereby will properly be characterized as debt for federal income tax purposes.

Reports

  No later than the fourth business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth certain information about the Trust, the Investor Certificates and the Collateral Interest, including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period;
(b) the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount at the close of business on the last day of the preceding Monthly Period; (c) the Floating Allocation Percentage and, during the Accumulation Period or Early Amortization Period with respect to such Series, the Principal Allocation Percentage for the Investor Certificates and the Collateral Interest; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Investor Certificateholders' Interest and the Collateral Interest Holder's Interest; (e) the aggregate outstanding balance of Accounts which were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period; (f) the Defaulted Amount for such Monthly Period and the portion thereof allocated to the Investor Certificateholders' Interest and the Collateral Interest Holder's Interest; (g) the amount, if any, of Class A Investor Charge-Offs, Class B Investor Charge-Offs and the amounts by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and
(v) of the definition of Collateral Invested Amount; (h) the Monthly Servicing Fee; (i) the Portfolio Yield for such Monthly Period; and (j) Reallocated Principal Collections.

Legal Matters

  Certain legal matters relating to the Investor Certificates will be passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York.

                              ERISA CONSIDERATIONS

General

  Subject to the considerations described below and in the Prospectus, the Class A Certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the Class A Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Class A Certificates. See "ERISA Considerations" in the accompanying Prospectus.

  The Class B Certificates may not be acquired or held by, on behalf of, or with "plan assets" of any Plan, other than an insurance company investing assets of its general account. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that either (i) it is not and will not be a Plan or (ii) it is an insurance company, it acquired and will hold the Class B Certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under Sections I and III of U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption 95-60.

The Authorization

  On October 28, 1998, the DOL authorized Capital One (the "Authorization") to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code available under PTCE 96-62 relating to (1) the initial purchase, the holding and the subsequent resale by Plans of Senior Certificates representing an undivided interest in a credit card trust with respect to which Capital One is the sponsor; and (2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in the Authorization are satisfied. The Authorization will apply to the acquisition, holding and resale of the Class A Certificates by, on behalf of, or with "plan assets" of a Plan, provided that certain conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Authorization to apply are the following:

    (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for such Class A Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition in one of the two highest generic rating categories from a Rating Agency; provided that, notwithstanding such rating, credit support is provided to the Class A Certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the Class A Certificates at the time of such acquisition;

    (4) The Trustee is not an affiliate of any Underwriter, the Seller, the Servicer, any obligor whose receivables constitute more than 0.5% of the fair market value of the aggregate undivided interest in the Trust allocated to Series 2000-1, or any of their respective affiliates (the "Restricted Group");

    (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates; the consideration received by the Seller as a consequence of the assignment of Receivables to the Trust, to the extent allocable to the Class A Certificates, represents not more than the fair market value of such Receivables; and the sum of all payments made to and retained by the Servicer, to the extent allocable to the Class A Certificates, represents not more than reasonable compensation for the Servicer's services under the Pooling Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

    (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended;

    (7) The Trustee is a substantial financial institution or trust company experienced in trust activities, is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA and, as the legal owner of (or holder of a perfected security interest in) the Receivables, enforces all the rights created in favor of the Investor Certificateholders, including Plans;

    (8) Prior to the issuance of any new Series, confirmation is received from the Rating Agencies that such issuance will not result in the reduction or withdrawal of the then current rating of the Class A Certificates held by any Plan pursuant to the Authorization;

    (9) To protect against fraud, chargebacks or other dilution of the Receivables, the Pooling Agreement and the Rating Agencies require the Seller to maintain a Seller's Interest of not less than 2% of the principal balance of the receivables contained in the Trust;

    (10) Each Receivable is an Eligible Receivable, based on criteria of the Rating Agencies and as specified in the Pooling Agreement, and the Pooling Agreement requires that any change in the terms of the cardholder agreements must be made applicable to the comparable segment of accounts owned or serviced by Capital One which are part of the same program or have the same or substantially similar characteristics;

    (11) The Pooling Agreement limits the number of newly originated Accounts to be designated to the Trust, unless the Rating Agencies otherwise consent in writing, to the following: (a) with respect to any three-month period, 15% of the number of existing Accounts designated to the Trust as of the first day of such period, and (b) with respect to any twelve-month period, 20% of the number of existing Accounts designated to the Trust as of the first day of such twelve-month period;

    (12) The Pooling Agreement requires the Seller to deliver an opinion of counsel semi-annually confirming the validity and perfection of the transfer of Receivables in newly originated Accounts to the Trust if such an opinion is not delivered with respect to each interim addition; and

    (13) The Pooling Agreement requires the Seller and the Trustee to receive confirmation from each Rating Agency that such Rating Agency will not reduce or withdraw its then current rating of the Class A Certificates as a result of (a) a proposed transfer of Receivables in newly originated Accounts to the Trust, or (b) the transfer of Receivables in all newly originated Accounts added to the Trust during the preceding three-month period (beginning at quarterly intervals specified in the Pooling Agreement and ending in the calendar month prior to the date such confirmation is issued); provided that a Rating Agency confirmation shall not be required under clause (b) for any three-month period in which any additions of Receivables in newly originated Accounts occurred only after receipt of prior Rating Agency confirmation pursuant to clause (a).

  The Seller believes that the Authorization will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Authorization, other than those within the control of the investors, will be met.

  Any Plan fiduciary considering whether to purchase any Class A Certificates on behalf of, or with "plan assets" of, a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment. Among other things, before purchasing any Class A Certificates, a Plan fiduciary should make its own determination as to the availability of the relief provided in the Authorization and also consider the availability of any other prohibited transaction exemptions.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement for the Class A Certificates (the "Class A Underwriting Agreement") between the Bank and the Class A underwriters named below (the "Class A Underwriters"), and the terms and conditions set forth in the underwriting agreement for the Class B Certificates (the "Class B Underwriting Agreement," and together with the Class A Underwriting Agreement, the "Underwriting Agreement") between the Bank and the Class B underwriters named below (the "Class B Underwriters," and together with the Class A Underwriters, the "Underwriters") the Bank has agreed to sell to the Underwriters, and each Underwriter has severally agreed to purchase, the Class A Certificates and the Class B Certificates set forth opposite its name below.

                                                                    Principal
Class A Underwriters                                                  Amount
--------------------                                               ------------
Credit Suisse First Boston Corporation............................ $124,500,000
Banc One Capital Markets, Inc.....................................  124,500,000
Morgan Stanley & Co. Incorporated.................................  124,500,000
Salomon Smith Barney Inc..........................................  124,500,000
                                                                   ------------
  Total........................................................... $498,000,000
                                                                   ============
                                                                    Principal
Class B Underwriters                                                  Amount
--------------------                                               ------------
Credit Suisse First Boston Corporation............................ $ 25,500,000
Salomon Smith Barney Inc..........................................   25,500,000
                                                                   ------------
  Total........................................................... $ 51,000,000
                                                                   ============

  The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Investor Certificates is subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Investor Certificates offered hereby will be issued if any are issued. Under the terms and conditions of the Class A Underwriting Agreement, the Class A Underwriters are committed to take and pay for all the Class A Certificates, if any are taken. Under the terms and conditions of the Class B Underwriting Agreement, the Class B Underwriters are committed to take and pay for all the Class B Certificates, if any are taken. The Underwriters have agreed to reimburse the Seller for certain expenses of the issuance and distribution of the Certificates.

  The Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.135% of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.100% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price of the Class A Certificates and other selling terms may be changed by the Class A Underwriters.

  The Class B Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.165% of the principal amount of the Class B Certificates. The Class B Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price of the Class B Certificates and other selling terms may be changed by the Class B Underwriters.

  The price to public, the Underwriters' discounts and commissions and the proceeds to the Seller are as follows:

                                       Per Class A Per Class B
                                       Certificate Certificate      Total
                                       ----------- ----------- ---------------
Public Offering Price................. 99.569373%  99.586430%  $546,644,556.84
Underwriting Discounts and
 Commissions..........................     0.225%      0.275%  $  1,260,750.00
Proceeds to Seller.................... 99.344373%  99.311430%  $545,383,806.84

  Additional offering expenses are estimated to be $700,000.

  Each Underwriter has represented and agreed that:

    (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Investor Certificates in, from or otherwise involving the United Kingdom;

    (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Investor Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or are persons to whom such document may otherwise lawfully be issued or passed on;

    (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is of a kind described either in section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

    (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Investor Certificates in accordance with Regulation M under the Securities and Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Investor Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Investor Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Investor Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilization transactions, syndicate covering transactions and penalty bids may cause the price of the Investor Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Bank nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

  The Bank will indemnify the Underwriters against certain liabilities, including liabilities under the Act, or contribute to payments the Underwriters may be required to make in respect thereof.

  The closing of the sale of each Class of Investor Certificates is conditional upon the closing of the sale of the other Class.

  In the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Bank and its affiliates.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Term                                                                        Page
----                                                                        ----
Accounts...................................................................  S-7
Accumulation Period........................................................  S-7
Accumulation Period Length................................................. S-20
Act........................................................................  S-7
Adjusted Invested Amount................................................... S-23
Authorization.............................................................. S-37
Available Final Distribution Amount........................................ S-36
Available Investor Principal Collections................................... S-19
Available Reserve Account Amount........................................... S-25
Bank.......................................................................  S-7
Base Rate.................................................................. S-34
Class A Account Percentage................................................. S-17
Class A Additional Interest................................................ S-28
Class A Adjusted Invested Amount........................................... S-23
Class A Available Funds.................................................... S-17
Class A Certificate Rate................................................... S-17
Class A Certificateholders.................................................  S-7
Class A Certificateholders' Interest....................................... S-17
Class A Certificates.......................................................  S-7
Class A Floating Percentage................................................ S-21
Class A Initial Invested Amount............................................ S-22
Class A Invested Amount.................................................... S-22
Class A Investor Charge-Off................................................ S-31
Class A Investor Default Amount............................................ S-31
Class A Monthly Interest................................................... S-27
Class A Monthly Principal.................................................. S-30
Class A Outstanding Monthly Interest....................................... S-27
Class A Principal Percentage............................................... S-22
Class A Required Amount.................................................... S-25
Class A Servicing Fee...................................................... S-35
Class A Underwriters....................................................... S-39
Class A Underwriting Agreement............................................. S-39
Class B Account Percentage................................................. S-18
Class B Additional Interest................................................ S-28
Class B Adjusted Invested Amount........................................... S-23
Class B Available Funds.................................................... S-18
Class B Certificate Rate................................................... S-17
Class B Certificateholders.................................................  S-7
Class B Certificateholders' Interest....................................... S-18
Class B Certificates.......................................................  S-7
Class B Floating Percentage................................................ S-21
Class B Initial Invested Amount............................................ S-23
Class B Invested Amount.................................................... S-23
Class B Investor Charge-Off................................................ S-32
Class B Investor Default Amount............................................ S-31
Class B Monthly Interest................................................... S-28
Class B Monthly Principal.................................................. S-30
Class B Outstanding Monthly Interest....................................... S-28
Class B Principal Percentage............................................... S-22

Term                                                                        Page
----                                                                        ----
Class B Required Amount.................................................... S-26
Class B Servicing Fee...................................................... S-35
Class B Underwriters....................................................... S-39
Class B Underwriting Agreement............................................. S-39
Collateral Account Percentage.............................................. S-28
Collateral Additional Interest............................................. S-29
Collateral Adjusted Invested Amount........................................ S-23
Collateral Available Funds................................................. S-28
Collateral Floating Percentage............................................. S-21
Collateral Initial Invested Amount......................................... S-23
Collateral Interest........................................................  S-7
Collateral Interest Holder.................................................  S-7
Collateral Interest Holder's Interest...................................... S-19
Collateral Invested Amount................................................. S-23
Collateral Investor Default Amount......................................... S-23
Collateral Minimum Interest Rate........................................... S-18
Collateral Minimum Monthly Interest........................................ S-29
Collateral Monthly Principal............................................... S-30
Collateral Outstanding Monthly Interest.................................... S-29
Collateral Principal Percentage............................................ S-22
Collateral Servicing Fee................................................... S-35
Controlled Accumulation Amount............................................. S-30
Controlled Deposit Amount.................................................. S-31
Covered Amount............................................................. S-24
Deficit Controlled Accumulation Amount..................................... S-31
Distribution Date.......................................................... S-16
DOL........................................................................ S-37
ERISA...................................................................... S-37
Excess Spread.............................................................. S-28
Excluded Series............................................................ S-33
Expected Final Payment Date................................................  S-7
Floating Allocation Percentage............................................. S-21
Group One..................................................................  S-7
Highest Bid................................................................ S-36
Initial Invested Amount.................................................... S-23
Initial Servicing Fee...................................................... S-35
Interest Period............................................................ S-18
Invested Amount............................................................ S-23
Investor Certificateholders................................................  S-7
Investor Certificateholders' Interest...................................... S-18
Investor Certificates......................................................  S-7
Investor Default Amount.................................................... S-31
Monthly Report............................................................. S-36
Monthly Servicing Fee...................................................... S-35
Net Servicing Fee Rate..................................................... S-35
Paired Series.............................................................. S-32
Plan....................................................................... S-37
Pooling Agreement..........................................................  S-7

Term                                                                        Page
----                                                                        ----
Portfolio Yield............................................................ S-34
Principal Allocation Percentage............................................ S-21
Principal Funding Account..................................................  S-8
Principal Funding Account Balance.......................................... S-24
Principal Funding Investment Proceeds...................................... S-24
Principal Shortfall........................................................ S-32
Reallocated Principal Collections.......................................... S-25
Receivables................................................................  S-7
Record Date................................................................ S-17
Regulations................................................................ S-40
Required Principal Balance................................................. S-33
Required Reserve Account Amount............................................ S-24
Reserve Account............................................................ S-24
Reserve Account Factor..................................................... S-24
Reserve Account Funding Date............................................... S-24
Restricted Group........................................................... S-37
Revolving Period........................................................... S-18
Series 2000-1 Holders......................................................  S-7

Term                                                                        Page
----                                                                        ----
Series 2000-1 Interests....................................................  S-7
Series 2000-1 Supplement...................................................  S-7
Series 2000-1 Termination Date.............................................  S-7
Series Cut-Off Date........................................................  S-9
Series Issuance Date....................................................... S-10
Servicer Interchange....................................................... S-35
Servicing Base Amount...................................................... S-35
Servicing Fee Rate......................................................... S-35
Special Payment Date.......................................................  S-7
Termination Date...........................................................  S-7
Transfer Agreement......................................................... S-18
Trust......................................................................  S-7
Trust Cut-Off Date.........................................................  S-9
Trust Portfolio............................................................  S-9
Trustee....................................................................  S-7
Underwriters............................................................... S-39
Underwriting Agreement..................................................... S-39
Zero Balance Accounts......................................................  S-9

                                                                         ANNEX I

                       PREVIOUS ISSUANCES OF CERTIFICATES

  The table below sets forth the principal characteristics of the Class A and Class B Asset Backed Certificates of the only outstanding Series that have been issued by the Trust prior to the date hereof. For more specific information with respect to any Series, prospective investors should contact the Servicer (in care of Capital One Bank, attention: Treasury Department) at (703) 205-1000. The Servicer will provide, without charge, to any prospective purchaser of the Investor Certificates, a copy of the Prospectus Supplement for any previous publicly-issued Series.

 1.Series 1994-A Certificates

   Initial Series 1994-A Invested Amount........................$550,000,000
   Maximum Certificate Invested Amount..........................$257,000,000
   Certificate Rate............................................Floating Rate
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date........................................April 2001

 2.Series 1995-1 Certificates

   Initial Series 1995-1 Invested Amount........................$900,000,000
   Initial Class A Invested Amount..............................$720,000,000
   Initial Class B Invested Amount...............................$81,000,000
   Class A Certificate Rate................One-month LIBOR + 0.19% per annum
   Class B Certificate Rate....................................Floating Rate
   Class A Expected Final Payment Date.............................June 2000
   Class B Expected Final Payment Date...........................August 2000
   Class A Controlled Accumulation Amount.....................$36,000,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date......................................October 2003

  The Series 1995-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an invested amount of $99,000,000.

 3.Series 1995-3 Certificates

   Initial Series 1995-3 Invested Amount......................$1,050,000,000
   Initial Class A Invested Amount..............................$840,000,000
   Initial Class B Invested Amount..............................$136,500,000
   Class A Certificate Rate................One-month LIBOR + 0.15% per annum
   Class B Certificate Rate....................................Floating Rate
   Class A Expected Final Payment Date...........................August 2000
   Class B Expected Final Payment Date..........................October 2000
   Class A Controlled Accumulation Amount.....................$42,000,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date.....................................December 2003

  The Series 1995-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $73,500,000.
--------
/1/Subject to change if the commencement of the Accumulation Period is delayed.

 4.Series 1996-1 Certificates

   Initial Series 1996-1 Invested Amount........................$845,000,000
   Initial Class A Invested Amount..............................$676,000,000
   Initial Class B Invested Amount..............................$109,850,000
   Class A Certificate Rate..............Three-month LIBOR + 0.12% per annum
   Class B Certificate Rate....................................Floating Rate
   Class A Expected Final Payment Date...........................August 2001
   Class B Expected Final Payment Date..........................October 2001
   Class A Controlled Accumulation Amount.....................$33,800,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date......................................October 2004

  The Series 1996-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $59,150,000.

 5.Series 1996-2 Certificates

   Initial Series 1996-2 Invested Amount........................$750,000,000
   Initial Class A Invested Amount..............................$600,000,000
   Initial Class B Invested Amount...............................$82,500,000
   Class A Certificate Rate................One-month LIBOR + 0.10% per annum
   Class B Certificate Rate....................................Floating Rate
   Class A Expected Final Payment Date.........................December 2001
   Class B Expected Final Payment Date.........................February 2002
   Class A Controlled Accumulation Amount.....................$30,000,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date.....................................February 2005

  The Series 1996-2 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $67,500,000.

 6.Series 1996-3 Certificates

   Initial Series 1996-3 Invested Amount........................$500,000,000
   Initial Class A Invested Amount..............................$400,000,000
   Initial Class B Invested I Amount.............................$55,000,000
   Class A Certificate Rate................One-month LIBOR + 0.12% per annum
   Class B Certificate Rate....................................Floating Rate
   Class A Expected Final Payment Date..........................January 2004
   Class B Expected Final Payment Date............................March 2004
   Class A Controlled Accumulation Amount.....................$20,000,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date........................................March 2007

   The Series 1996-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $45,000,000.
--------
/1/Subject to change if the commencement of the Accumulation Period is delayed.

 7.Series 1997-1 Certificates

   Initial Series 1997-1 Invested Amount........................$608,275,000
   Initial Class A Invested Amount..............................$486,620,000
   Initial Class B Invested Amount...............................$66,910,250
   Class A Certificate Rate..............Three-month LIBOR - 0.03% per annum
   Class B Certificate Rate....................................Floating Rate
   Class A Expected Final Payment Date.............................June 2002
   Class B Expected Final Payment Date...........................August 2002
   Class A Controlled Accumulation Amount.....................$24,331,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date.........................................June 2005

  The Series 1997-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $54,744,750.

 8.Series 1997-2 Certificates

   Initial Series 1997-2 Invested Amount........................$502,212,500
   Initial Class A Invested Amount..............................$401,770,000
   Initial Class B Invested Amount...............................$55,243,375
   Initial Class C Invested Amount...............................$45,199,125
   Class A Certificate Rate.............Three-month LIBOR + 0.049% per annum
   Class B Certificate Rate....................................Floating Rate
   Class A Expected Final Payment Date...........................August 2002
   Class B Expected Final Payment Date..........................October 2002
   Class A Controlled Accumulation Amount.....................$20,088,500/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date......................................October 2005

9.Series 1998-1 Certificates

   Initial Series 1998-1 Invested Amount........................$591,016,549
   Initial Class A Invested Amount..............................$500,000,000
   Initial Class B Invested Amount...............................$50,236,407
   Initial Class C Invested Amount...............................$40,780,142
   Class A Certificate Rate...........................................6.310%
   Class B Certificate Rate...........................................6.356%
   Class A Expected Final Payment Date............................April 2008
   Class B Expected Final Payment Date.............................June 2008
   Class A Controlled Accumulation Amount.....................$25,000,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date.........................................June 2011

--------
/1/Subject to change if the commencement of the Accumulation Period is delayed.

10.Series 1998-3 Certificates

   Initial Series 1998-3 Invested Amount........................$486,472,629
   Initial Class A Invested Amount..............................$410,000,000
   Initial Class B Invested Amount...............................$38,771,000
   Initial Class C Invested Amount...............................$37,701,629
   Class A Certificate Rate............................................7.25%
   Class B Certificate Rate....................................Floating Rate
   Class A Expected Final Payment Date...........................August 2001
   Class B Expected Final Payment Date..........................October 2001
   Class A Controlled Accumulation Amount.....................$20,500,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date......................................October 2004

11.Series 1998-4 Certificates

   Initial Series 1998-4 Invested Amount........................$750,000,000
   Initial Class A Invested Amount..............................$631,875,000
   Initial Class B Invested Amount...............................$60,000,000
   Initial Class C Invested Amount...............................$58,125,000
   Class A Certificate Rate............................................5.43%
   Class B Certificate Rate....................................Floating Rate
   Class A Expected Final Payment Date.........................November 2003
   Class B Expected Final Payment Date..........................January 2004
   Class A Controlled Accumulation Amount.....................$31,593,750/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date......................................January 2007

12.Series 1998-5 Certificates

   Initial Series 1998-5 Invested Amount..................................$0
   Maximum Certificate Invested Amount..........................$531,000,000
   Certificate Rate............................................Floating Rate
   Group.................................................................One
   Series Termination Date.....................................February 2005

13.Series 1998-6 Certificates

   Initial Series 1998-6 Invested Amount..................................$0
   Maximum Certificate Invested Amount..........................$500,000,000
   Certificate Rate............................................Floating Rate
   Group.................................................................One
   Series Termination Date........................................March 2007

--------
/1/Subject to change if the commencement of the Accumulation Period is delayed.

14. Series 1999-1 Certificates

   Initial Series 1999-1 Invested Amount........................$625,000,000
   Initial Class A Invested Amount..............................$500,000,000
   Initial Class B Invested Amount...............................$62,500,000
   Initial Collateral Invested Amount............................$62,500,000
   Class A Certificate Rate................One-month LIBOR + 0.14% per annum
   Class B Certificate Rate................One-month LIBOR + 0.34% per annum
   Expected Final Payment Date......................................May 2004
   Controlled Accumulation Amount.............................$31,250,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date.........................................July 2007

15. Series 1999-2 Certificates

   Initial Series 1999-2 Invested Amount........................$625,000,000
   Initial Class A Invested Amount..............................$500,000,000
   Initial Class B Invested Amount...............................$62,500,000
   Initial Collateral Invested Amount............................$62,500,000
   Class A Certificate Rate...............One-month LIBOR + 0.125% per annum
   Class B Certificate Rate...............One-month LIBOR + 0.305% per annum
   Expected Final Payment Date......................................May 2002
   Controlled Accumulation Amount.............................$31,250,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date.........................................July 2005

16. Series 1999-3 Certificates

   Initial Series 1999-3 Invested Amount........................$500,000,000
   Initial Class A Invested Amount..............................$400,000,000
   Initial Class B Invested Amount...............................$50,000,000
   Initial Collateral Invested Amount............................$50,000,000
   Class A Certificate Rate................One-month LIBOR + 0.25% per annum
   Class B Certificate Rate................One-month LIBOR + 0.48% per annum
   Expected Final Payment Date.....................................July 2006
   Controlled Accumulation Amount.............................$25,000,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date....................................September 2009

17. Series 1999-A Certificates

   Initial Series 1999-A Invested Amount..................................$0
   Maximum Certificate Invested Amount..........................$450,000,000
   Certificate Rate............................................Floating Rate
   Group.................................................................One
   Series Termination Date......................................January 2008

--------
/1/ Subject to change if the commencement of the Accumulation Period is delayed.

18. Series 1999-4 Certificates

   Initial Series 1999-4 Invested Amount........................$600,000,000
   Initial Class A Invested Amount..............................$480,000,000
   Initial Class B Invested Amount...............................$60,000,000
   Initial Collateral Invested Amount............................$60,000,000
   Class A Certificate Rate....................................Floating Rate
   Class B Certificate Rate....................................Floating Rate
   Expected Final Payment Date...................................August 2004
   Controlled Accumulation Amount.............................$30,000,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date......................................October 2007

--------
/1/ Subject to change if the commencement of the Accumulation Period is delayed.

                       [LOGO OF CAPITAL ONE APPEARS HERE]

                            Capital One Master Trust
                                     Issuer

                                Capital One Bank
                              Seller and Servicer

              $498,000,000 Class A 7.10% Asset Backed Certificates

              $51,000,000 Class B 7.30% Asset Backed Certificates

                                 SERIES 2000-1

                               ----------------

                             PROSPECTUS SUPPLEMENT

                            Dated February 25, 2000

                               ----------------

                    Underwriters of the Class A certificates
                           Credit Suisse First Boston
                         Banc One Capital Markets, Inc.
                           Morgan Stanley Dean Witter
                              Salomon Smith Barney

                    Underwriters of the Class B certificates
                           Credit Suisse First Boston
                              Salomon Smith Barney

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Class A certificates and Class B certificates in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A certificates and Class B certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A certificates and Class B certificates will deliver a prospectus supplement and prospectus until May 25, 2000.